SOUTHDOWN, INC.
                                RETIREMENT SAVINGS PLAN

                               PLAN AND TRUST AGREEMENT


                                AS AMENDED AND RESTATED
                           GENERALLY EFFECTIVE JULY 1, 1990





                 Southdown, Inc. Retirement Savings Plan and Trust

              As Amended and Restated Generally Effective July 1, 1990


         Southdown, Inc. previously established the Southdown, Inc. Retirement Savings Plan for the benefit of eligible employees of the Company and its participating affiliates. The Plan is intended to constitute a qualified profit sharing plan, as described in Code section 401(a), which includes a qualified cash or deferred arrangement, as described in Code section 401(k).

         The provisions of this Plan and Trust relating to the Trustee constitute the trust agreement which is entered into by and b e t w een Southdown, Inc. and Wells Fargo Bank, National

         Association. The Trust is intended to be tax exempt as described under Code section 501(a).

         The   Plan  constitutes  an  amendment  and  restatement  of  the
         Southdown, Inc. Retirement Savings Plan which was originally established effective as of July 1, 1990, and its related trust agreement. Effective July 1, 1990 the Transmix Corporation Retirement Savings Plan and the Savings Plan for Employees of Moore McCormack Cement, Inc. and Certain Subsidiary Companies were merged into this Plan. Effective March 1, 1991 the Moore McCormack Resources & Lines Salaried Employees Savings Plan was merged into this Plan.

         The Southdown, Inc. Retirement Savings Plan and Trust, as set forth in this document, is hereby amended and restated generally effective as of July 1, 1990.

         Date: ___________ , 19___       Southdown, Inc.

                                         By: ___________________

                                         Title: ___________________

         The trust agreement set forth in those provisions of this Plan and Trust which relate to the Trustee is hereby executed.

         Date:  ___________  ,  19___        Wells  Fargo  Bank,  National
         Association


                                         By: ___________________

                                         Title: ___________________

         Date: ___________ , 19___  Wells Fargo Bank, National Association

                                         By: ___________________

                                         Title: ___________________





                                 TABLE OF CONTENTS


         1    DEFINITIONS

         2    ELIGIBILITY
              2.1   Eligibility
              2.2   Ineligible Employees
              2.3   Ineligible or Former Participants

         3    PARTICIPANT CONTRIBUTIONS
              3.1   Pre-Tax Contribution Election
              3.2   After-Tax Contribution Election
              3.3   Changing a Contribution Election
              3.4   Revoking and Resuming a Contribution Election
              3.5   Contribution Percentage Limits
              3.6   Refunds When Contribution Dollar Limit Exceeded
              3.7   Timing, Posting and Tax Considerations

         4    ROLLOVERS & TRUST-TO-TRUST TRANSFERS
              4.1   Rollovers
              4.2   Transfers From Other Qualified Plans

         5    EMPLOYER CONTRIBUTIONS
              5.1   Matching Contributions

         6    ACCOUNTING
              6.1   Individual Participant Accounting
              6.2   Sweep Account is Transaction Account
              6.3   Trade Date Accounting and Investment Cycle
              6.4   Accounting for Investment Funds
              6.5   Payment of Fees and Expenses
              6.6   Accounting for Participant Loans
              6.7   Error Correction
              6.8   Participant Statements
              6.9   Special Accounting During Conversion Period
              6.10  Accounts for QDRO Beneficiaries

         7    INVESTMENT FUNDS AND ELECTIONS
              7.1   Investment Funds
              7.2   Investment Fund Elections
              7.3   Responsibility for Investment Choice
              7.4   Default if No Election
              7.5   Timing
              7.6   Investment Fund Election Change Fees































         8    VESTING
              8.1   Fully Vested Contribution Accounts

         9    PARTICIPANT LOANS
              9.1   Participant Loans Permitted
              9.2   Loan Application, Note and Security
              9.3   Spousal Consent
              9.4   Loan Approval
              9.5   Loan Funding Limits
              9.6   Maximum Number of Loans
              9.7   Source and Timing of Loan Funding
              9.8   Interest Rate
              9.9   Repayment
              9.10  Repayment Hierarchy
              9.11  Repayment Suspension
              9.12  Loan Default
              9.13  Call Feature

         10   IN-SERVICE WITHDRAWALS
              10.1  In-Service Withdrawals Permitted
              10.2  In-Service Withdrawal Application and Notice
              10.3  Spousal Consent
              10.4  In-Service Withdrawal Approval
              10.5  Minimum Amount, Payment Form and Medium
              10.6  Source and Timing of In-Service Withdrawal Funding
              10.7  Hardship Withdrawals
              10.8  After-Tax Account Withdrawals
              10.9  Over Age 59-1/2 Withdrawals

         11   DISTRIBUTIONS ONCE EMPLOYMENT ENDS OR AS REQUIRED BY LAW
              11.1  Benefit Information, Notices and Election
              11.2  Spousal Consent
              11.3  Payment Form and Medium
              11.4  Small Amounts Paid Immediately
              11.5  Source and Timing of Distribution Funding
              11.6  Latest Commencement Permitted
              11.7  Payment Within Life Expectancy
              11.8  Incidental Benefit Rule
              11.9  Payment to Beneficiary
              11.10 Beneficiary Designation

         12   ADP AND ACP TESTS
              12.1  Contribution Limitation Definitions
              12.2  ADP and ACP Tests
              12.3  Correction of ADP and ACP Tests
              12.4  Multiple Use Test
              12.5  Correction of Multiple Use Test
              12.6  Adjustment for Investment Gain or Loss
              12.7  Testing Responsibilities and Required Records
              12.8  Separate Testing

         13   MAXIMUM CONTRIBUTION AND BENEFIT LIMITATIONS
              13.1  "Annual Addition" Defined
              13.2  Maximum Annual Addition
              13.3  Avoiding an Excess Annual Addition
              13.4  Correcting an Excess Annual Addition
              13.5  Correcting a Multiple Plan Excess
              13.6  "Defined Benefit Fraction" Defined
              13.7  "Defined Contribution Fraction" Defined
              13.8  Combined Plan Limits and Correction

         14   TOP HEAVY RULES
              14.1  Top Heavy Definitions
              14.2  Special Contributions
              14.3  Adjustment to Combined Limits for
                   Different Plans

         15   PLAN ADMINISTRATION
              15.1  Plan Delineates Authority and Responsibility
              15.2  Fiduciary Standards






              15.3  Company is ERISA Plan Administrator
              15.4  Administrator Duties
              15.5  Advisors May be Retained
              15.6  Delegation of Administrator Duties
              15.7  Committee Operating Rules

         16   MANAGEMENT OF INVESTMENTS
              16.1  Trust Agreement
              16.2  Investment Funds
              16.3  Authority to Hold Cash
              16.4  Trustee to Act Upon Instructions
              16.5  Administrator Has Right to
                    Vote Registered Investment Company Shares
              16.6  Custom Fund Investment Management
              16.7  Authority to Segregate Assets
              16.8  Maximum Permitted Investment in Company Stock
              16.9  Participants Have Right to Vote and
                    Tender Company Stock
              16.10 Registration and Disclosure for Company Stock

         17   TRUST ADMINISTRATION
              17.1  Trustee to Construe Trust
              17.2  Trustee To Act As Owner of Trust Assets
              17.3  United States Indicia of Ownership
              17.4  Tax Withholding and Payment
              17.5  Trustee Duties and Limitations
              17.6  Trust Accounting
              17.7  Valuation of Certain Assets
              17.8  Legal Counsel
              17.9  Fees and Expenses

         18   RIGHTS, PROTECTION, CONSTRUCTION AND JURISDICTION
              18.1  Plan Does Not Affect Employment Rights
              18.2  Limited Return of Contributions
              18.3  Assignment and Alienation
              18.4  Facility of Payment
              18.5  Reallocation of Lost Participant's Accounts
              18.6  Claims Procedure
              18.7  Construction
              18.8  Jurisdiction and Severability
              18.9  Indemnification by Employer

         19   AMENDMENT, MERGER AND TERMINATION
              19.1  Amendment
              19.2  Merger
              19.3  Plan Termination
              19.4  Termination of Employer's Participation
              19.5  Replacement of the Trustee
              19.6  Final Settlement and Accounting of Trustee

         APPENDIX A - INVESTMENT FUNDS

         APPENDIX B - PAYMENT OF PLAN FEES AND EXPENSES

         APPENDIX C - LOAN INTEREST RATE




























         1    DEFINITIONS

              When capitalized, the words and phrases below have the following meanings unless different meanings are clearly required by the context:

              1.1 "Account". The records maintained for purposes of accounting for a Participant's interest in the Plan. "Account" may refer to one or all of the following accounts which have been created on behalf of a Participant to hold specific types of Contributions under the Plan:

                    (a)  "Pre-Tax  Account".    An account created to hold
                         Pre-Tax Contributions.

                    (b) "After-Tax Account". An account created to hold After-Tax Contributions.

                    (c)  "Rollover  Account".   An account created to hold
                         Rollover Contributions.

                    (d)  "Matching  Account".   An account created to hold
                         Matching Contributions.

                    (e)  "Prior   Plan  Matching  Account".    An  account
                         c r e a ted   to   hold   Prior   Plan   Matching
                         Contributions.

              1.2   "ACP"  or  "Average  Contribution  Percentage".    The
                    percentage calculated in accordance with Section 12.1.

              1.3 "Administrator". The Company, which may delegate all or a portion of the duties of the Administrator under the Plan to a Committee in accordance with Section 15.6.

              1.4   " A D P "  or  "Average  Deferral  Percentage".    The
                    percentage calculated in accordance with Section 12.1.

              1.5 "Beneficiary". The person or persons who is to receive benefits after the death of the Participant pursuant to the "Beneficiary Designation" paragraph in
                    Section 11, or as a result of a QDRO.

              1.6 "Code". The Internal Revenue Code of 1986, as amended. Reference to any specific Code section shall include such section, any valid regulation promulgated thereunder, and any comparable provision of any future legislation amending, supplementing or superseding such section.

              1.7   "Committee".    If applicable, the committee which has
                    been appointed by the Company to administer the Plan in accordance with Section 15.6.














              1.8   "Company".    Southdown,  Inc.  or  any  successor  by
                    merger, purchase or otherwise.

              1.9   "Company  Stock".    Shares  common  of  stock  of the
                    Company, its predecessor(s), or its successors or assigns, or any corporation with or into which said c o rporation may be merged, consolidated or reorganized, or to which a majority of its assets may be sold.

              1.10 "Compensation". The sum of a Participant's Taxable Income and salary reductions, if any, pursuant to Code sections 125, 402(e)(3), 402(h), 403(b), 414(h)(2) or
                    457.

                    For purposes of determining benefits under this Plan, Compensation is limited to $200,000 (as indexed for
                    t h e cost of living pursuant to Code sections 401(a)(17) and 415(d)) per Plan Year. For purposes of determining benefits under this Plan for Plan Years beginning after December 31, 1993, Compensation is limited to $150,000 (as indexed for the cost of living pursuant to Code sections 401(a)(17) and 415(d)) per Plan Year.

                    For purposes of the preceding sentences, in the case of an HCE who is a 5% Owner or one of the 10 most highly compensated Employees, (i) such HCE and such HCE's family group (as defined below) shall be treated as a single employee and the Compensation of each family group member shall be aggregated with the Compensation of such HCE, and (ii) the limitation on Compensation shall be allocated among such HCE and his or her family group members in proportion to each individual's Compensation before the application of this sentence. For purposes of this Section, the term "family group" shall mean an Employee's spouse and lineal descendants who have not attained age 19 before the close of the year in question.

                    For the purpose of determining HCEs and key employees, Compensation for the entire Plan Year shall be used. F o r the purpose of determining ADP and ACP, Compensation shall be limited to amounts paid to an Eligible Employee while a Participant.

              1.11 "Contribution". An amount contributed to the Plan by the Employer or an Eligible Employee, and allocated by c o ntribution type to Participants' Accounts, as d e s cribed in Section 1.1. Specific types of contribution include:

                    (a) "Pre-Tax Contribution". An amount contributed by the Employer on an eligible Participant's behalf in conjunction with a Participant's Code section 401(k) salary deferral election.

                    (b) "After-Tax Contribution". An amount contributed by a Participant on an after-tax basis.

















                    (c)  "Rollover  Contribution".   An amount contributed
                         by an Eligible Employee which originated from another employer's qualified plan.

                    (d) "Matching Contribution". An amount contributed by the Employer on an eligible Participant's behalf based upon the amount contributed by the eligible Participant.

                    (e) "Prior Plan Matching Contribution". An amount previously contributed by the Employer on an e l igible Participant's behalf which was transferred to this plan from another qualified plan of a Related Company, which continue to be accounted for in the Plan.

              1.12 "Contribution Dollar Limit". The annual limit placed on each Participant's Pre-Tax Contributions, which shall be $7,000 per calendar year (as indexed for the cost of living pursuant to Code section 402(g)(5) and 4 1 5 ( d ) ). For purposes of this Section, a Participant's Pre-Tax Contributions shall include (i) any Employer contribution made under any qualified cash or deferred arrangement as defined in Code section 401(k) to the extent not includible in gross income for the taxable year under Code section 402(e)(3) or 402(h)(1)(B) (determined without regard to Code section 402(g)), and (ii) any Employer contribution to purchase an annuity contract under Code section 403(b) under a salary reduction agreement (within the meaning of Code section 3121(a)(5)(D)).

              1.13  "Direct  Rollover".    A  payment  from the Plan to an
                    Eligible Retirement Plan specified by a Distributee.

              1.14 "Disability". A Participant's total and permanent, mental or physical disability resulting in termination of employment as evidenced by presentation of medical evidence satisfactory to the Administrator.

              1.15 "Distributee". An Employee or former Employee, the surviving spouse of an Employee or former Employee and a spouse or former spouse of an Employee or former Employee determined to be an alternate payee under a QDRO.

              1.16 "Effective Date". July 1, 1990, unless stated otherwise. The date upon which the provisions of this document become effective. In general, the provisions of this document only apply to Participants who are Employees on or after the Effective Date. However, investment and distribution provisions apply to all Participants with Account balances to be invested or distributed after the Effective Date.

              1.17  "Eligible  Employee".    An  Employee  of an Employer,
                    except any Employee:

                    (a) whose compensation and conditions of employment are covered by a collective bargaining agreement to which an Employer is a party unless the agreement calls for the Employee's participation in the Plan;













                    (b) who is treated as an Employee because he or she is a Leased Employee; or

                    (c) who is a nonresident alien who (i) either receives no earned income (within the meaning of Code section 911(d)(2)), from sources within the United States under Code section 861(a)(3); or
                         (ii) receives such earned income from such sources within the United States but such income is exempt from United States income tax under an applicable income tax convention.

              1.18 "Eligible Retirement Plan". An individual retirement a c c o unt described in Code section 408(a), an i n dividual retirement annuity described in Code section  408(b),  an  annuity  plan  described in Code
                    section 403(a), or a qualified trust described in Code
                    section 401(a), that accepts a Distributee's Eligible Rollover Distribution, except that with regard to an Eligible Rollover Distribution to a surviving spouse, a n E ligible Retirement Plan is an individual retirement account or individual retirement annuity.

              1.19 "Eligible Rollover Distribution". A distribution of all or any portion of the balance to the credit of a Distributee, excluding a distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of a Distributee or the joint lives (or joint life expectancies) of a Distributee and the D i s tributee's designated Beneficiary, or for a specified period of ten years or more; a distribution to the extent such distribution is required under Code section 401(a)(9); and the portion of a distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to Employer securities).

              1.20  "Employee".  An individual who is:

                    (a) directly employed by any Related Company and for whom any income for such employment is subject to withholding of income or social security taxes, or

                    (b)  a Leased Employee.

              1.21 "Employer". The Company and any Subsidiary or other Related Company of either the Company or a Subsidiary which adopts this Plan with the approval of the Company.

              1.22 "ERISA". The Employee Retirement Income Security Act of 1974, as amended. Reference to any specific s e c tion shall include such section, any valid regulation promulgated thereunder, and any comparable p r o v ision of any future legislation amending, supplementing or superseding such section.


















              1.23  "Execution  Date".    The  date on which this Plan and
                    Trust document is executed.

              1.24 "HCE" or "Highly Compensated Employee". An Employee described as a Highly Compensated Employee in Section 12.

              1.25 "Ineligible". The Plan status of an individual during the period in which he or she is (1) an Employee of a Related Company which is not then an Employer, (2) an Employee, but not an Eligible Employee, or (3) not an Employee.

              1.26  "Investment  Fund"  or  "Fund".  An investment fund as described in Section 16.2. The Investment Funds authorized by the Administrator to be offered as of the Execution Date to Participants and Beneficiaries are as set forth in Appendix A.

              1.27 "Leased Employee". An individual who is deemed to be an employee of any Related Company as provided in Code section 414(n) or (o).

              1.28  "Leave   of  Absence".    A  period  during  which  an
                    individual is deemed to be an Employee, but is absent from active employment, provided that the absence:

                    (a)  was authorized by a Related Company; or

                    (b) was due to military service in the United States armed forces and the individual returns to active employment within the period during which he or she retains employment rights under federal law.

              1.29  "NHCE"  or  "Non-Highly  Compensated  Employee".    An
                    E m p loyee described as a Non-Highly Compensated Employee in Section 12.

              1.30 "Normal Retirement Date". The date of a Participant's 65th birthday.

              1.31 "Owner". A person with an ownership interest in the capital, profits, outstanding stock or voting power of a Related Company within the meaning of Code section 318 or 416 (which exclude indirect ownership through a qualified plan).

              1.32 "Participant". An Eligible Employee who begins to p a r t icipate in the Plan after completing the eligibility requirements as described in Section 2.1. An Eligible Employee who makes a Rollover Contribution prior to completing the eligibility requirements as described in Section 2.1 shall also be considered a Participant except for purposes of provisions related to Contributions (other than a Rollover Contribution). A Participant's participation continues until his or her employment with all Related Companies ends and his or her Account is distributed or forfeited.


















              1.33 "Pay". All cash compensation paid to an Eligible Employee by an Employer while a Participant during the current period. Pay excludes reimbursements or other expense allowances, cash and non-cash fringe benefits, moving expenses, deferred compensation and welfare benefits.

                    Pay is neither increased nor decreased by any salary credit or reduction pursuant to Code sections 125 or 402(e)(3). Pay is limited to $200,000 (as indexed for t h e cost of living pursuant to Code sections 401(a)(17) and 415(d)) per Plan Year. Pay is limited to $150,000 (as indexed for the cost of living pursuant to Code sections 401(a)(17) and 415(d)) per Plan Year effective for Plan Years beginning after December 31, 1993.

              1.34 "Period of Employment". The period beginning on the date an Employee first performs an hour of service and ending on the date his or her employment ends. Employment ends on the date the Employee quits, retires, is discharged, dies or (if earlier) the first anniversary of his or her absence for any other reason. The period of absence starting with the date an Employee's employment temporarily ends and ending on the date he or she is subsequently reemployed is
                    (1) included in his or her Period of Employment if the period of absence does not exceed one year, and (2) excluded if such period exceeds one year.

                    An Employee's service with a predecessor or acquired company shall only be counted in the determination of his or her Period of Employment for eligibility and/or vesting purposes if (1) the Company directs that credit for such service be granted, or (2) a qualified plan of the predecessor or acquired company is subsequently maintained by any Employer or Related Company.

              1.35  "Plan".    The Southdown, Inc. Retirement Savings Plan
                    set forth in this document, as from time to time amended.

              1.36 "Plan Year". The annual accounting period of the Plan and Trust which ends on each December 31.

              1.37 " Q DRO". A domestic relations order which the A d ministrator has determined to be a qualified domestic relations order within the meaning of Code section 414(p).

              1.38 "Related Company". With respect to any Employer, that Employer and any corporation, trade or business which is, together with that Employer, a member of the same controlled group of corporations, a trade or business under common control, or an affiliated service group within the meaning of Code section 414(b), (c), (m) or
                    (o).

              1.39 " S e t tlement Date". The date on which the transactions from the most recent Trade Date are settled. Effective April 1, 1992 for each Trade Date, the Trustee's next business day.













              1.40 "Spousal Consent". The written consent given by a spouse to a Participant's election or waiver of a specified form of benefit, including a loan or in-service withdrawal, or Beneficiary designation. The spouse's consent must acknowledge the effect on the spouse of the Participant's election, waiver or d e s i gnation and be duly witnessed by a Plan representative or notary public. Spousal Consent shall be valid only with respect to the spouse who signs the Spousal Consent and only for the particular choice made by the Participant which requires Spousal Consent. A Participant may revoke (without Spousal Consent) a prior election, waiver or designation that required Spousal Consent at any time before payments begin. Spousal Consent also means a determination by the Administrator that there is no spouse, the spouse cannot be located, or such other circumstances as may be established by applicable law.

              1.41  "Subsidiary".    A company which is 50% or more owned,
                    directly or indirectly, by the Company.

              1.42 "Sweep Account". The subsidiary Account for each P a r ticipant through which all transactions are processed, which is invested in interest bearing deposits of the Trustee.

              1.43 "Sweep Date". The cut off date and time for receiving instructions for transactions to be processed on the next Trade Date.

              1.44 "Taxable Income". Compensation in the amount reported by the Employer as "Wages, tips, other compensation" on Form W-2, or any successor method of reporting under Code section 6041(d).

              1.45 "Trade Date". Each day the Investment Funds are valued, which is the last business day of the month. Effective April 1, 1992, each day the Investment Funds are valued, which is normally every day the assets of such Funds are traded.

              1.46 "Trust". The legal entity created by those provisions of this document which relate to the Trustee. The Trust is part of the Plan and holds the Plan assets which are comprised of the aggregate of Participants' Accounts.

              1.47  "Trustee".  Wells Fargo Bank, National Association.



























         2    ELIGIBILITY

              2.1   Eligibility

                    Each Eligible Employee shall become a Participant on the first January 1 or July 1 after the date he or she completes a 12 month Period of Employment. The eligibility period begins on the date an Employee's Period of Employment commences.

                    Notwithstanding the foregoing, each individual who is an Eligible Employee on July 1, 1990 shall become a Participant on July 1, 1990 and each individual who is an Eligible Employee on January 1, 1991 shall become a Participant on January 1, 1991.

                    Effective August 15, 1991 each Eligible Employee shall become a Participant on October 1, 1991 or thereafter on the first January 1, April 1, July 1 or October 1 after the date he or she completes a 3 month Period of Employment. The eligibility period begins on the date an Employee's Period of Employment commences.

              2.2   Ineligible Employees

                    I f an Employee completes the above eligibility r e q u i rements, but is Ineligible at the time participation would otherwise begin (if he or she were not Ineligible), he or she shall become a Participant on the first subsequent date on which he or she is an Eligible Employee.

              2.3   Ineligible or Former Participants

                    A P articipant may not make or share in Plan Contributions, nor generally be eligible for a new Plan loan, during the period he or she is Ineligible, but he or she shall continue to participate for all other purposes. An Ineligible Participant or former Participant shall automatically become an active Participant on the date he or she again becomes an Eligible Employee.


































         3    PARTICIPANT CONTRIBUTIONS

              3.1   Pre-Tax Contribution Election

                    Upon becoming a Participant, an Eligible Employee may elect to reduce his or her Pay by an amount which does not exceed the Contribution Dollar Limit, within the limits described in the Contribution Percentage Limits paragraph of this Section 3, and have such amount contributed to the Plan by the Employer as a Pre-Tax Contribution. The election shall be made as a whole percentage of Pay in such manner and with such advance notice as prescribed by the Administrator. In no event shall an Employee's Pre-Tax Contributions under t h e P lan and all other plans, contracts or arrangements of all Related Companies exceed the Contribution Dollar Limit for the Employee's taxable year beginning in the Plan Year.

              3.2   After-Tax Contribution Election

                    Upon becoming a Participant, an Eligible Employee may elect to make After-Tax Contributions to the Plan in an amount which does not exceed the limits described in the Contribution Percentage Limits paragraph of this Section 3. The election shall be made as a whole percentage of Pay in such manner and with such advance notice as prescribed by the Administrator.

              3.3   Changing a Contribution Election

                    A Participant who is an Eligible Employee may change his or her Pre-Tax and/or After-Tax Contribution election as of any January 1, April 1, July 1, or October 1 in such manner and with such advance notice as prescribed by the Administrator. The changed percentage shall become effective with the first p a y r oll paid after such date. Participants' Contribution election percentages shall automatically apply to Pay increases or decreases.

              3.4   Revoking and Resuming a Contribution Election

                    A Participant may revoke his or her Contribution election at any time in such manner and with such advance notice as prescribed by the Administrator, and such election shall be effective with the first payroll paid after such date.

                    A Participant may resume Contributions by making a new Contribution election at the same time in which a Participant may change his or her election in such manner and with such advance notice as prescribed by t h e Administrator, and such election shall be effective with the first payroll paid after such date.


              3.5   Contribution Percentage Limits

                    The Administrator may establish and change from time to time, without the necessity of amending this Plan and Trust document, the separate minimum,if a p p l icable, and maximum Pre-Tax and After-Tax Contribution percentages, and/or a maximum combined Pre-Tax and After-Tax Contribution percentage, prospectively or retrospectively (for the current Plan
                    Year), for all Participants. In addition, the Administrator may establish any lower percentage limits for Highly Compensated Employees as it deems







                    necessary.    As  of  the  Effective Date, the maximum
                    Contribution percentages are:

                                            Highly
                         Contribution     Compensated     All Other
                             Type          Employees    Participants

                            Pre-Tax           16%            16%
                           After-Tax          16%            16%
                          Sum of Both         16%            16%


                    Irrespective of the limits that may be established by the Administrator in accordance with this paragraph, in no event shall the contributions made by or on behalf of a Participant for a Plan Year exceed the maximum allowable under Code section 415.

              3.6   Refunds When Contribution Dollar Limit Exceeded

                    A Participant who makes Pre-Tax Contributions for a calendar year to this and any other qualified defined contribution plan in excess of the Contribution Dollar Limit may notify the Administrator in writing by the following March 1 (or as late as April 14 if allowed by the Administrator) that an excess has occurred. In this event, the amount of the excess specified by the Participant, adjusted for investment gain or loss, shall be refunded to him or her by April 15 and shall not be included as an Annual Addition under Code section 415 for the year contributed. Refunds shall not include investment gain or loss for the period between the end of the applicable Plan Year and the date of distribution. However, for Plan Years ending before December 31, 1993, refunds shall include investment gain or loss for the period between the end
                    o f the applicable Plan Year and the date of distribution. Any Matching Contributions attributable to refunded excess Pre-Tax Contributions as described in this Section shall be deemed a Contribution made by reason of a mistake of fact and removed from the Participant's Account.

              3.7   Timing, Posting and Tax Considerations

                    P a rticipants' Contributions, other than Rollover Contributions, may only be made through payroll deduction. Such amounts shall be paid to the Trustee in cash and posted to each Participant's Account(s) as soon as such amounts can reasonably be separated from the Employer's general assets and balanced against the specific amount made on behalf of each Participant.

                    In no event, however, shall such amounts be paid to the Trustee more than 90 days after the date amounts are deducted from a Participant's Pay. Pre-Tax C o ntributions shall be treated as employer contributions in determining tax deductions under Code section 404(a).















         4    ROLLOVERS & TRUST-TO-TRUST TRANSFERS

              4.1   Rollovers

                    The Administrator may authorize the Trustee to accept a rollover contribution in cash, within the meaning of Code section 402(c) or 408(d)(3)(A)(ii), directly from an Eligible Employee or effective January 1, 1993, as a Direct Rollover from another qualified plan on behalf of the Eligible Employee, even if he or she is not yet a Participant. The Employee shall be responsible for furnishing satisfactory evidence, in such manner as prescribed by the Administrator, that the amount is eligible for rollover treatment. A r o llover contribution received directly from an Eligible Employee must be paid to the Trustee in cash within 60 days after the date received by the Eligible Employee from a qualified plan or conduit individual retirement account. Contributions described in this paragraph shall be posted to the applicable Employee's Rollover Account as of the date received by the Trustee.

                    If it is later determined that an amount contributed pursuant to the above paragraph did not in fact qualify as a rollover contribution under Code section 402(c) or 408(d)(3)(A)(ii), the balance credited to the Employee's Rollover Account shall immediately be
                    (1) segregated from all other Plan assets, (2) treated as a nonqualified trust established by and for the benefit of the Employee, and (3) distributed to the
                    Employee. Any such nonqualifying rollover shall be deemed never to have been a part of the Plan.

              4.2   Transfers From Other Qualified Plans

                    The Administrator may instruct the Trustee to receive assets in cash or in kind directly from another qualified plan. The Trustee may refuse the receipt of any transfer if:

                    (a)  t h e    Trustee   finds   the   in-kind   assets
                         unacceptable;

                    (b) instructions for posting amounts to Participants' Accounts are incomplete;

                    (c) any amounts are not exempted by Code section 401(a)(11)(B) from the annuity requirements of Code section 417; or

                    (d)  any  amounts  include  benefits protected by Code
                         section 411(d)(6) which would not be preserved under applicable Plan provisions.

                    Such amounts shall be posted to the appropriate Accounts of Participants as of the date received by the Trustee.


















         5    EMPLOYER CONTRIBUTIONS

              5.1   Matching Contributions

                    (a) Frequency and Eligibility. For each period for which Participants' Contributions are made, the Employer shall make Matching Contributions as described in the following Allocation Method paragraph on behalf of each Participant who contributed during the period.

                    (b) Allocation Method. The Matching Contributions for each period shall total 50% of the sum of each eligible Participant's Pre-Tax and After-Tax Contributions for the period, provided that no Matching Contributions shall be made based upon a Participant's Contributions in excess of 6% of his or her Pay.

                    (c) Timing, Medium and Posting. The Employer shall make each period's Matching Contribution in cash as soon as is feasible, and not later than the Employer's federal tax filing date, including extensions, for deducting such Contribution. The T r u s t ee shall post such amount to each Participant's Matching Account once the total Contribution received has been balanced against the specific amount to be credited to each Participant's Matching Account.















































         6    ACCOUNTING

              6.1   Individual Participant Accounting

                    The Administrator shall maintain an individual set of Accounts for each Participant in order to reflect t r a nsactions both by type of Contribution and investment medium. Financial transactions shall be accounted for at the individual Account level by posting each transaction to the appropriate Account of each affected Participant. Participant Account values shall be maintained in shares for the Investment Funds and in dollars for their Sweep and Participant loan Accounts. At any point in time, the Account value shall be determined using the most recent Trade Date values provided by the Trustee.

              6.2   Sweep Account is Transaction Account

                    All transactions related to amounts being contributed to or distributed from the Trust shall be posted to each affected Participant's Sweep Account. Any amount held in the Sweep Account will be credited with interest up until the date on which it is removed from the Sweep Account.

              6.3   Trade Date Accounting and Investment Cycle

                    Participant Account values shall be determined as of each Trade Date. For any transaction to be processed a s of a Trade Date, the Trustee must receive instructions for the transaction by the Sweep Date. Such instructions shall apply to amounts held in the Account on that Sweep Date. Financial transactions of the Investment Funds shall be posted to Participants' Accounts as of the Trade Date, based upon the Trade Date values provided by the Trustee, and settled on the Settlement Date.

              6.4   Accounting for Investment Funds

                    I n v e stments in each Investment Fund shall be maintained in shares. The Trustee is responsible for determining the share values of each Investment Fund as of each Trade Date. To the extent an Investment Fund is comprised of collective investment funds of the Trustee, or any other fiduciary to the Plan, the share values shall be determined in accordance with the rules governing such collective investment funds, which are incorporated herein by reference. All other share values shall be determined by the Trustee. The share value of each Investment Fund shall be based on the fair market value of its underlying assets.

              6.5   Payment of Fees and Expenses

                    Except to the extent Plan fees and expenses related to Account maintenance, transaction and Investment Fund management and maintenance, as set forth below, are paid by the Employer directly, or indirectly, such fees and expenses shall be paid as set forth below. The Employer may pay a lower portion of the fees and expenses allocable to the Accounts of Participants who are no longer Employees.

                    (a) Account Maintenance: Account maintenance fees and expenses, may include but are not limited to, administrative, Trustee, government annual report p r eparation, audit, legal, nondiscrimination testing, and fees for any other special services.






                         Account maintenance fees shall be charged to Participants on a per Participant basis provided that no fee shall reduce a Participant's Account balance below zero.

                    (b) Transaction: Transaction fees and expenses, may i n clude but are not limited to, recurring payment, Investment Fund election change and loan fees. Transaction fees shall be charged to the Participant's Account involved in the transaction provided that no fee shall reduce a Participant's Account balance below zero.

                    (c)  I n vestment  Fund  Management  and  Maintenance:
                         Management and maintenance fees and expenses related to the Investment Funds shall be charged at the Investment Fund level and reflected in the net gain or loss of each Fund.

                    As of the Effective Date, a breakdown of which Plan fees and expenses shall generally be borne by the T r u st (and charged to individual Participants' Accounts) and those that shall be paid by the Employer, directly or indirectly, is set forth in Appendix B and may be changed from time to time, without the necessity of amending this Plan and Trust Document.

                    The Trustee shall have the authority to pay any such fees and expenses, which remain unpaid by the Employer for 60 days, from the Trust.

              6.6   Accounting for Participant Loans

                    Participant loans shall be held in a separate Account of the Participant and accounted for in dollars as an e a r marked asset of the borrowing Participant's Account.

              6.7   Error Correction

                    The Administrator may correct any errors or omissions in the administration of the Plan by restoring any Participant's Account balance with the amount that would be credited to the Account had no error or omission been made. Funds necessary for any such restoration shall be provided through payment made by the Employer, or by the Trustee to the extent the error or omission is attributable to actions or inactions of the Trustee.


























              6.8   Participant Statements

                    The Administrator shall provide Participants with statements of their Accounts as soon after the end of each quarter of the Plan Year as is administratively feasible.

              6.9   Special Accounting During Conversion Period

                    The Administrator and Trustee may use any reasonable accounting methods in performing their respective duties during the period of converting the prior accounting system of the Plan and Trust to conform to the individual Participant accounting system described in this Section. This includes, but is not limited to, the method for allocating net investment gains or losses and the extent, if any, to which contributions received by and distributions paid from the Trust during this period share in such allocation.

              6.10  Accounts for QDRO Beneficiaries

                    A separate Account shall be established for an a l t ernate payee entitled to any portion of a Participant's Account under a QDRO as of the date and in accordance with the directions specified in the QDRO. In addition, a separate Account may be established during the period of time the Administrator, a court of competent jurisdiction or other appropriate person is determining whether a domestic relations order qualifies as a QDRO. Such a separate Account shall be valued and accounted for in the same manner as any other Account.

                    (a) Distributions Pursuant to QDROs. If a QDRO so provides, the portion of a Participant's Account payable to an alternate payee may be distributed, in a form as permissible under the Distribution Once Employment Ends Section, to the alternate p a yee at the time specified in the QDRO, regardless of whether the Participant is entitled to a distribution from the Plan at such time.

                    (b) Participant Loans. Except to the extent required by law, an alternate payee, on whose behalf a separate Account has been established, shall not be entitled to borrow from such Account. If a QDRO specifies that the alternate payee is entitled to any portion of the Account of a Participant who has an outstanding loan balance, all outstanding loans shall generally continue to be held in the Participant's Account and shall not be divided between the Participant's and alternate payee's Accounts.

                    (c) Investment Direction. Where a separate Account has been established on behalf of an alternate payee and has not yet been distributed, the alternate payee may direct the investment of such Account in the same manner as if he or she were a Participant.















         7    INVESTMENT FUNDS AND ELECTIONS

              7.1   Investment Funds

                    Except for Participants' Sweep and loan Accounts, the Trust shall be maintained in various Investment Funds. The Administrator shall select the Investment Funds offered to Participants and may change the number or composition of the Investment Funds, subject to the terms and conditions agreed to with the Trustee. As of the Execution Date, a list of the Investment Funds offered to Participants is set forth in Appendix A, and may be changed from time to time, without the necessity of amending this Plan and Trust document.

              7.2   Investment Fund Elections

                    Each Participant shall direct the investment of all of his or her Contribution Accounts except for these
                    Accounts:

                         Matching Account

                    which shall be entirely invested in the Investment Fund specified by the Administrator, which Investment

                    Fund as of the Execution Date is set forth in Appendix
                    A. Effective June 30, 1992 and anytime thereafter, a Participant who has attained age 59-1/2 may direct the investment of the balances in his or her Matching Account. Future amounts allocated to his or her Matching Account will continue to be entirely invested in the Investment Fund specified by the Administrator, until otherwise directed by the Participant.

                    A Participant shall make his or her investment election in any combination of one or any number of the Investment Funds offered in accordance with the p r ocedures established by the Administrator and Trustee. However, during the period of converting the prior  accounting  system  of  the  Plan  and Trust to
                    conform to the individual Participant accounting system described in Section 6, Trust assets may be held in any investment vehicle permitted by the Plan, as directed by the Administrator, irrespective of Participant investment elections.

                    The Administrator may set a maximum percentage of the total election that a Participant may direct into any specific Investment Fund, which maximum, if any, is set forth in Appendix A, and may be changed from time to time, without the necessity of amending this Plan and Trust document.


              7.3   Responsibility for Investment Choice

                    Each Participant shall be solely responsible for the selection of his or her Investment Fund choices. No fiduciary with respect to the Plan is empowered to advise a Participant as to the manner in which his or her Accounts are to be invested, and the fact that an Investment Fund is offered shall not be construed to be a recommendation for investment.










              7.4   Default if No Election

                    The Administrator shall specify an Investment Fund for the investment of that portion of a Participant's Account which is not yet held in an Investment Fund and for which no valid investment election is on file. The Investment Fund specified as of the Execution Date is as set forth in Appendix A, and may be changed from time to time, without the necessity of amending this Plan and Trust document.

              7.5   Timing

                    A Participant shall make his or her initial investment election upon becoming a Participant and may change his or her election at any time in accordance with the p r ocedures established by the Administrator and Trustee. Investment elections received by the Trustee by the Sweep Date will be effective on the following Trade Date.

              7.6   Investment Fund Election Change Fees

                    A reasonable processing fee may be charged directly to a Participant's Account for Investment Fund election changes in excess of a specified number per year as determined by the Administrator.

















































         8    VESTING

              8.1   Fully Vested Contribution Accounts

                    A Participant shall be fully vested in all Accounts at all times.






































































         9    PARTICIPANT LOANS

              9.1   Participant Loans Permitted

                    Loans to Participants are permitted pursuant to the terms and conditions set forth in this Section.

              9.2   Loan Application, Note and Security

                    A Participant shall apply for any loan in such manner and with such advance notice as prescribed by the Administrator. All loans shall be evidenced by a promissory note, secured only by the portion of the Participant's Account from which the loan is made, and the Plan shall have a lien on this portion of his or her Account.

              9.3   Spousal Consent

                    A Participant is not required to obtain Spousal Consent in order to take out a loan under the Plan.

              9.4   Loan Approval

                    T h e Administrator, or the Trustee if otherwise authorized by the Administrator and expressly agreed to by the Trustee, is responsible for determining that an loan request conforms to the requirements described in this Section and granting such request.

              9.5   Loan Funding Limits

                    The loan amount must meet all of the following limits as determined as of the Sweep Date the loan is processed:

                    (a) Plan Minimum Limit. The minimum amount for any loan is $1,000.

                    (b) Plan Maximum Limit. Subject to the legal limit described in (c) below, the maximum a Participant may borrow, including the outstanding balance of existing Plan loans, is 100% of the following Accounts which are fully vested:

                              Pre-Tax Account
                              Rollover Account
                              After-Tax Account

                    (c) Legal Maximum Limit. The maximum a Participant may borrow, including the outstanding balance of existing Plan loans, is 50% of his or her vested Account balance, not to exceed $50,000. However, the $50,000 maximum is reduced by the Participant's highest outstanding loan balance during the 12 month period ending on the day before the Sweep Date as of which the loan is made. For purposes of this paragraph, the qualified plans of all Related Companies shall be treated as though they are part of this Plan to the extent it would decrease the maximum loan amount.














              9.6   Maximum Number of Loans

                    A Participant may have only one loan outstanding at any given time.

              9.7   Source and Timing of Loan Funding

                    A loan to a Participant shall be made solely from the assets of his or her own Accounts. The available assets shall be determined first by Account type and then by investment type within each type of Account. The hierarchy for loan funding by type of Account shall be the order listed in the preceding Plan Maximum Limit paragraph. Within each Account used for funding a loan, amounts shall first be taken from the Sweep Account and then taken by type of investment in d i r ect proportion to the market value of the Participant's interest in each Investment Fund as of the Trade Date on which the loan is processed.

                    Loans will be funded on the Settlement Date following the Trade Date as of which the loan is processed. The Trustee shall make payment to the Participant as soon thereafter as administratively feasible.

              9.8   Interest Rate

                    The interest rate charged on Participant loans shall be a fixed reasonable rate of interest, determined from time to time by the Administrator, which provides t h e Plan with a return commensurate with the prevailing interest rate charged by persons in the business of lending money for loans which would be made under similar circumstances. As of the Effective Date, the interest rate is determined as set forth in Appendix C, and may be changed from time to time, without the necessity of amending this Plan and Trust document.

              9.9   Repayment

                    Substantially level amortization shall be required of each loan with payments made at least monthly, generally through payroll deduction. Loans may be prepaid in full or in part at any time. The Participant may choose the loan repayment period, not to exceed five years.

              9.10  Repayment Hierarchy

                    Loan principal repayments shall be credited to the Participant's Accounts in the inverse of the order used to fund the loan. Loan interest shall be credited to the Participant's Accounts in direct proportion to the principal payment. Loan payments are credited by investment type based upon the Participant's current investment election for new Contributions.


















              9.11  Repayment Suspension

                    The Administrator may agree to a suspension of loan payments for up to 12 months for a Participant who is on a Leave of Absence. During the suspension period interest shall continue to accrue on the outstanding loan balance. At the expiration of the suspension period all outstanding loan payments and accrued interest thereon shall be due unless otherwise agreed upon by the Administrator.

              9.12  Loan Default

                    A loan is treated as a default if scheduled loan payments are more than 90 days late. A Participant shall then have 30 days from the time he or she receives written notice of the default and a demand for past due amounts to cure the default before it becomes final.

                    In the event of default, the Administrator may direct the Trustee to report the default as a taxable distribution. As soon as a Plan withdrawal or distribution to such Participant would otherwise be permitted, the Administrator may instruct the Trustee t o execute upon its security interest in the Participant's Account by distributing the note to the Participant.

              9.13  Call Feature

                    The Administrator shall have the right to call any Participant loan once a Participant's employment with all Related Companies has terminated or if the Plan is terminated.









































         10   IN-SERVICE WITHDRAWALS

              10.1  In-Service Withdrawals Permitted

                    In-service withdrawals to a Participant who is an Employee are permitted pursuant to the terms and conditions set forth in this Section and as required by law as set forth in Section 11.6.

              10.2  In-Service Withdrawal Application and Notice

                    A P a rticipant shall apply for any in-service withdrawal in such manner and with such advance notice as prescribed by the Administrator. Effective for in-service withdrawals applied for after December 31, 1992, the Participant shall be provided the notice prescribed by Code section 402(f).

                    If an in-service withdrawal is one to which Code sections 401(a)(11) and 417 do not apply, such in-service withdrawal may commence less than 30 days after the aforementioned notice is provided, if:

                    (a) the Participant is clearly informed that he or she has the right to a period of at least 30 days after receipt of such notice to consider his or her option to elect or not elect a Direct Rollover for the portion, if any, of his or her in-service withdrawal which will constitute an Eligible Rollover Distribution; and

                    (b) the Participant after receiving such notice, affirmatively elects a Direct Rollover for the portion, if any, of his or her in-service withdrawal which will constitute an Eligible Rollover Distribution or alternatively elects to have such portion made payable directly to him or her, thereby not electing a Direct Rollover.

              10.3  Spousal Consent

                    A Participant is not required to obtain Spousal Consent in order to make an in-service withdrawal under the Plan.

              10.4  In-Service Withdrawal Approval

                    T h e Administrator, or the Trustee if otherwise authorized by the Administrator and expressly agreed to by the Trustee, is responsible for determining that an in-service withdrawal request conforms to the requirements described in this Section and granting such request.

              10.5  Minimum Amount, Payment Form and Medium

                    There is no minimum amount for any type of withdrawal.



















                    For withdrawals made after December 31, 1992, with regard to the portion of a withdrawal representing an Eligible Rollover Distribution, a Participant may elect a Direct Rollover. The form of payment for an in-service withdrawal shall be a single lump sum and payment shall be made in cash.

              10.6  Source and Timing of In-Service Withdrawal Funding

                    An in-service withdrawal to a Participant shall be made solely from the assets of his or her own Accounts and will be based on the Account values as of the Trade Date the in-service withdrawal is processed. The available assets shall be determined first by Account type and then by investment type within each type of Account. Within each Account used for funding an in-service withdrawal, amounts shall first be taken from the Sweep Account and then taken by type of investment in direct proportion to the market value of the Participant's interest in each Investment Fund (which excludes Participant loans) as of the Trade Date on which the in-service withdrawal is processed.

                    I n - S ervice withdrawals will be funded on the Settlement Date following the Trade Date as of which the in-service withdrawal is processed. The Trustee s h all make payment as soon thereafter as administratively feasible.

              10.7  Hardship Withdrawals

                    (a) Requirements. A Participant who is an Employee may request the withdrawal of up to the amount necessary to satisfy a financial need including amounts necessary to pay any federal, state or
                         l o cal income taxes or penalties reasonably anticipated to result from the withdrawal. Only requests for withdrawals (1) on account of a Participant's "Deemed Financial Need" or "Demonstrated Financial Need", and (2) which are " D emonstrated as Necessary" to satisfy the financial need will be approved.

                    (b) "Deemed Financial Need". Financial commitments relating to:

                         (1) t h e payment of unreimbursable medical expenses described under Code section 213(d) i n c urred (or to be incurred) by the Employee, his or her spouse or dependents;

                         (2) the purchase (excluding mortgage payments) of the Employee's principal residence;

                         (3) the payment of unreimbursable tuition and related educational fees for up to the next 12 months of post-secondary education for t h e Employee, his or her spouse or dependents;

                         (4)  the   payment  of  funeral  expenses  of  an
                              Employee's family member;














                         (5) the payment of amounts necessary for the Employee to prevent losing his or her principal residence through eviction or foreclosure on the mortgage; or

                         (6)  any    other    circumstance    specifically
                              p e r m i t t ed    under    Code    section
                              401(k)(2)(B)(i)(IV).

                    (c) "Demonstrated Financial Need". A determination by the Administrator that a severe financial hardship to the Participant has resulted from:

                         (1) a sudden and unexpected illness or accident to the Employee or his or her spouse or dependents;

                         (2) the loss, due to casualty, of the Employee's property other than nonessential property (such as a boat or a television); or

                         (3) some other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Employee.

                    (d) "Demonstrated as Necessary". A withdrawal is " d emonstrated as necessary" to satisfy the financial need only if the withdrawal amount does not exceed the financial need, the Employee represents that he or she is unable to relieve the financial need (without causing further hardship) by doing any or all of the following and the Administrator does not have actual knowledge to the contrary:

                         (1) receiving any reimbursement or compensation from insurance or otherwise;

                         (2) reasonably liquidating his or her assets and the assets of his or her spouse or minor children that are reasonably available to the Employee;

                         (3) ceasing all of his or her contributions to all qualified and nonqualified plans of deferred compensation and all stock option
                              o r   stock  purchase  plans  maintained  by
                              Related Companies;

                         (4) obtaining all other possible withdrawals and nontaxable loans available from all plans maintained by Related Companies; and

                         (5) obtaining all possible loans from commercial sources on reasonable commercial terms.





















                    (e) Account Sources for Withdrawal. All available a m o u n ts must first be withdrawn from a Participant's After-Tax Account. The remaining withdrawal amount shall come only from the Participant's fully vested Accounts, in the following priority order:

                              Rollover Account
                              Prior Plan Matching Account
                              Pre-Tax Account

                         T h e   amount  that  may  be  withdrawn  from  a

                         Participant's Pre-Tax Account shall not include any earnings credited to his or her Pre-Tax Contribution Account after the start of the first Plan Year beginning after December 31, 1988.

                    (f) Permitted Frequency. There is no restriction on the number of Hardship withdrawals permitted to a Participant.

                    (g) Suspension from Further Contributions. Upon making a Hardship withdrawal a Participant may not make additional Contributions for a period of twelve months from the date the withdrawal payment is made.

              10.8  After-Tax Account Withdrawals


                    (a)  Requirements.    A Participant who is an Employee
                         may withdraw up to the entire balance from his or her After-Tax Account.

                    (b)  Permitted  Frequency.    The  maximum  number  of
                         After-Tax Account withdrawals permitted to a Participant in any 12-month period is one.

                    (c) Suspension from Further Contributions. Upon m a k ing an After-Tax Account withdrawal, a Participant may not make additional Contributions for a period of three months from the date the withdrawal payment is made.

              10.9  Over Age 59-1/2 Withdrawals

                    (a)  Requirements.    A Participant who is an Employee

                         and   over  age  59-1/2  may  withdraw  from  the
                         Accounts listed in paragraph (b) below.

                    (b) Account Sources for Withdrawal. The withdrawal amount shall come only from the Participant's fully vested Accounts, in the following priority order with the exception that the Participant may instead choose to have amounts taken from his or her After-Tax Account first:

                              Pre-Tax Account
                              Rollover Account
                              Matching Account
                              Prior Plan Matching Account
                              After-Tax Account












                         Effective December 1, 1990, The withdrawal amount shall come only from the Participant's fully vested Accounts, in the following priority order with the exception that the Participant may instead choose to have amounts taken from his or her After-Tax Account first:

                              Rollover Account
                              Pre-Tax Account
                              Matching Account
                              Prior Plan Matching Account
                              After-Tax Account

                    (c) Permitted Frequency. The maximum number of Over Age 59-1/2 withdrawals permitted to a Participant in any 12-month period is one.

                    (d) Suspension from Further Contributions. An Over A g e 59-1/2 withdrawal shall not affect a Participant's ability to make or be eligible to receive further Contributions.























































         11   DISTRIBUTIONS ONCE EMPLOYMENT ENDS OR AS REQUIRED BY LAW

              11.1  Benefit Information, Notices and Election

                    A  Participant,  or his or her Beneficiary in the case
                    o f his or her death, shall be provided with information regarding all optional times and forms of d i s tribution available, to include the notices prescribed by Code section 402(f), effective January 1, 1993, and Code section 411(a)(11). Subject to the other requirements of this Section, a Participant, or his or her Beneficiary in the case of his or her death, may elect, in such manner and with such advance notice as prescribed by the Administrator, to have his or her vested Account balance paid to him or her beginning upon any Settlement Date following the Participant's termination of employment with all Related Companies or if earlier, at the time required by law as set forth in Section 11.6.

                    If a distribution is one to which Code sections 401(a)(11) and 417 do not apply, such distribution may commence less than 30 days after the aforementioned notices are provided, if:

                    (a) the Participant is clearly informed that he or she has the right to a period of at least 30 days after receipt of such notices to consider the decision as to whether to elect a distribution a n d if so to elect a particular form of distribution and to elect or not elect a Direct Rollover for all or a portion, if any, of his or h e r distribution which will constitute an Eligible Rollover Distribution; and

                    (b) the Participant after receiving such notice, affirmatively elects a distribution and a Direct Rollover for all or a portion, if any, of his or h e r distribution which will constitute an Eligible Rollover Distribution or alternatively elects to have all or a portion made payable directly to him or her, thereby not electing a Direct Rollover for all or a portion thereof.

              11.2  Spousal Consent

                    A Participant is not required to obtain Spousal Consent in order to receive a distribution under the Plan.

              11.3  Payment Form and Medium

                    A Participant shall be paid in the form of a single lump sum. Notwithstanding, a Participant who is an Employee at the time he or she is required by law to commence distribution, or anytime thereafter, may instead elect to be paid annually in a lump sum an a m o unt sufficient to comply with Code section 401(a)(9).

















                    D i stributions shall generally be made in cash. Alternatively, a lump sum payment may be made in a combination of cash and whole shares of Company Stock (to the extent invested in the Company Stock Fund). For distributions made after December 31, 1992, with regard to the portion of a distribution representing an Eligible Rollover Distribution, a Distributee may elect a Direct Rollover for all or a portion of such amount.

              11.4  Small Amounts Paid Immediately

                    If, at the time a Participant's employment with all Related Companies ends, the Participant's vested Account balance is $3,500 or less, the Participant's benefit shall be paid as a single lump sum as soon as administratively feasible after his or her employment with all Related Companies ends in accordance with procedures prescribed by the Administrator.

              11.5  Source and Timing of Distribution Funding

                    A distribution to a Participant shall be made solely from the assets of his or her own Accounts and will be based on the Account values as of the Trade Date the distribution is processed. The available assets shall be determined first by Account type and then by investment type within each type of Account. Within each Account used for funding a distribution, amounts shall first be taken from the Sweep Account and then taken by type of investment in direct proportion to the market value of the Participant's interest in each Investment Fund as of the Trade Date on which the distribution is processed.

                    Distributions will be funded on the Settlement Date following the Trade Date as of which the distribution is processed. The Trustee shall make payment as soon thereafter as administratively feasible.

              11.6  Latest Commencement Permitted

                    In addition to any other Plan requirements and unless a Participant elects otherwise, his or her benefit payments will begin not later than 60 days after the end of the Plan Year in which he or she attains his or her Normal Retirement Date or retires, whichever is later. However, if the amount of the payment or the location of the Participant (after a reasonable search) cannot be ascertained by that deadline, payment shall be made no later than 60 days after the earliest date on which such amount or location is ascertained but in no event later than as described below.

                    Unless the Participant is subject to an exception below, benefit payments shall begin by the April 1 immediately following the end of the calendar year in which the Participant attains age 70-1/2 (whether or not he or she is an Employee). The exceptions to this rule include the following:















                    (a) Birth before July 1, 1917. Distribution for an Employee who was born before July 1, 1917 does not need to begin until his or her employment with all Related Companies ends; and

                    (b)  TEFRA Transitional Rule.  Where a Participant had
                         1) accrued a benefit under the Plan before July 1 , 1 984, and 2) designated a method of distribution which would not have disqualified the trust under Code section 401(a)(9) as in e f f ect prior to amendment by the Deficit Reduction Act of 1984, and 3) such designation was in writing signed by the Participant before January 1, 1984, distribution to such Participant (or his Beneficiary) need not begin prior to termination of his or her employment with all Related Companies.

              11.7  Payment Within Life Expectancy

                    The Participant's payment election must be consistent with the requirement of Code section 401(a)(9) that all payments are to be completed within a period not to exceed the lives or the joint and last survivor life expectancy of the Participant and his or her Beneficiary. The life expectancies of a Participant and his or her Beneficiary, if such Beneficiary is his or her spouse, may be recomputed annually.

              11.8  Incidental Benefit Rule

                    The Participant's payment election must be consistent with the requirement that, if the Participant's spouse is not his or her sole primary Beneficiary, the minimum annual distribution for each calendar year, beginning with the year in which he or she attains age 70-1/2 (or such later date as provided otherwise in Section 11), shall not be less than the quotient obtained by dividing (a) the Participant's vested Account balance as of the last Trade Date of the preceding year by (b) the applicable divisor as determined under the incidental benefit requirements of Code section 401(a)(9).

              11.9  Payment to Beneficiary

                    Payment  to a Beneficiary must be completed by the end
                    o f    the  calendar  year  that  contains  the  fifth
                    anniversary of the Participant's death, except that:

                    (a) If the Participant dies after the April 1 immediately following the end of the calendar year in which he or she attains age 70-1/2, payment to his or her Beneficiary must be made at least as rapidly as provided in the Participant's distribution election;

                    (b) If the surviving spouse is the Beneficiary, payments need not begin until the end of the calendar year in which the Participant would have attained age 70-1/2 and must be completed within the spouse's life or life expectancy; and














                    (c) If the Participant and the surviving spouse who is the Beneficiary die (1) before the April 1 immediately following the end of the calendar year in which the Participant would have attained age 70-1/2 and (2) before payments have begun to the spouse, the spouse will be treated as the Participant in applying these rules.

              11.10      Beneficiary Designation

                    Each Participant may complete a beneficiary designation form indicating the Beneficiary who is to receive the Participant's remaining Plan interest at the time of his or her death. The designation may be changed at any time. However, a Participant's spouse shall be the sole primary Beneficiary unless the designation includes Spousal Consent for another Beneficiary. If no proper designation is in effect at t h e time of a Participant's death or if the Beneficiary does not survive the Participant, the Beneficiary shall be, in the order listed, the:

                    (a)  Participant's surviving spouse,

                    (b) Participant's children, in equal shares, per stirpes (by right of representation), or

                    (c)  Participant's estate.
















































         12   ADP AND ACP TESTS

              12.1  Contribution Limitation Definitions

                    The  following  definitions  are  applicable  to  this
                    Section 12 (where a definition is contained in both Sections 1 and 12, for purposes of Section 12 the
                    Section 12 definition shall be controlling):

                    (a) "ACP" or "Average Contribution Percentage". The Average Percentage calculated using Contributions allocated to Participants as of a date within the Plan Year.

                    (b) "ACP Test". The determination of whether the ACP is in compliance with the Basic or Alternative Limitation for a Plan Year (as defined in Section 12.2).

                    (c) "ADP" or "Average Deferral Percentage". The Average Percentage calculated using Deferrals allocated to Participants as of a date within the Plan Year.

                    (d) "ADP Test". The determination of whether the ADP is in compliance with the Basic or Alternative Limitation for a Plan Year (as defined in Section 12.2).

                    (e) " A verage Percentage". The average of the calculated percentages for Participants within the specified group. The calculated percentage r e f e rs to either the "Deferrals" or "Contributions" (as defined in this Section) made on each Participant's behalf for the Plan Year, divided by his or her Compensation for the portion of the Plan Year in which he or she was an Eligible Employee while a Participant. (Pre-Tax Contributions which will be refunded solely because they exceed the Contribution Dollar Limit are included in the percentage for the HCE Group but not for the NHCE Group if such excess Pre-Tax Contributions were made to plans of Related Companies.)

                    (f) "Contributions" shall include Matching and After-Tax Contributions. In addition, Contributions may include Pre-Tax Contributions, but only to the extent that (1) the Employer elects to use them, (2) they are not used or counted in the ADP Test, and (3) they are necessary to meet the ACP Test Alternative Limitation (defined in Section
                         12.2 (b)) or the Multiple Use Test.

                    (g) "Deferrals" shall include Pre-Tax Contributions. In addition, Deferrals may include Matching
                         Contributions, but only to the extent that (1) the Employer elects to use them, (2) they are not used or counted in the ACP Test, and (3) such Contributions are fully vested when made and not withdrawable by an Employee before he or she attains age 59-1/2.














                    (h) "Family Member". An Employee who is, at any time during the Plan Year or Lookback Year, a spouse, lineal ascendant or descendant, or spouse of a lineal ascendant or descendant of (1) an active or former Employee who at any time during Plan Year or Lookback Year is a more than 5% Owner (within the meaning of Code section 414(q)(3)), or (2) an HCE who is among the 10 Employees with the highest Compensation for such Year.

                    (i) "HCE" or "Highly Compensated Employee". With r e s pect to each Employer and its Related
                         Companies, an Employee during the Plan Year or Lookback Year who (in accordance with Code section 414(q)):

                         (1) Was a more than 5% Owner at any time during the Lookback Year or Plan Year;

                         (2) Received Compensation during the Lookback Year (or in the Plan Year if among the 100 Employees with the highest Compensation for such Year) in excess of (i) $75,000 (as adjusted for such Year pursuant to Code sections  414(q)(1)  and  415(d)),  or  (ii)
                              $50,000  (as adjusted for such Year pursuant
                              to  Code  sections  414(q)(1) and 415(d)) in
                              the case of a member of the "top-paid group"
                              ( w i t hin  the  meaning  of  Code  section
                              414(q)(4))   for   such   Year),   provided,
                              however,  that  if  the  conditions  of Code
                              s e ction  414(q)(12)(B)(ii)  are  met,  the
                              Company may elect for any Plan Year to apply
                              clause   (i)  by  substituting  $50,000  for
                              $75,000 and not to apply clause (ii);

                         (3) Was an officer of a Related Company and received Compensation during the Lookback Year (or in the Plan Year if among the 100 Employees with the highest Compensation for such Year) that is greater than 50% of the dollar limitation in effect under Code section  415(b)(1)(A)  and (d) for such Year
                              (or if no officer has Compensation in excess of the threshold, the officer with the highest Compensation), provided that the number of officers shall be limited to 50 Employees (or, if less, the greater of three Employees or 10% of the Employees); or

                         (4) Was a Family Member at any time during the Lookback Year or Plan Year, in which case the Contributions and Compensation of the HCE and his or her Family Members shall be aggregated and they shall be treated as a single HCE.

                         A  former  Employee shall be treated as an HCE if
                         (1) such former Employee was an HCE when he separated from service, or (2) such former Employee was an HCE in service at any time after attaining age 55.














                         The determination of who is an HCE, including the determinations of the number and identity of Employees in the top-paid group, the top 100 Employees and the number of Employees treated as officers shall be made in accordance with Code section 414(q).

                    (j) "HCE Group" and "NHCE Group". With respect to each Employer and its Related Companies, the respective group of HCEs and NHCEs who are eligible to have amounts contributed on their behalf for the Plan Year, including Employees who would be eligible but for their election not to participate or to contribute, or because their Pay is greater than zero but does not exceed a stated minimum.

                         (1) If the Related Companies maintain two or more plans which are subject to the ADP or ACP Test and are considered as one plan for purposes of Code sections 401(a)(4) or 410(b), all such plans shall be aggregated and treated as one plan for purposes of meeting the ADP and ACP Tests, provided t h a t, for Plan Years beginning after D e cember 31, 1989, plans may only be aggregated if they have the same Plan Year.

                         (2) If an HCE, who is one of the top 10 paid Employees or a more than 5% Owner, has any Family Members, the Deferrals, Contributions and Compensation of such HCE and his or her Family Members shall be combined and treated as a single HCE. Such amounts for all other Family Members shall be removed from the NHCE Group percentage calculation and be combined with the HCE's.

                         (3) If an HCE is covered by more than one cash or deferred arrangement maintained by the Related Companies, all such plans shall be aggregated and treated as one plan for purposes of calculating the separate percentage for the HCE which is used in the determination of the Average Percentage.

                    (k) "Lookback Year". Pursuant to Code section 414(q), the Company elects as the Lookback Year the current calendar year (ending with the Plan
                         Year). Effective for Plan Years ending on or after December 31, 1992, pursuant to Code section 414(q), the Company elects as the Lookback Year the 12 months ending immediately prior to the start of the Plan Year.

                    (l)  "Multiple  Use  Test".    The  test  described in
                         Section 12.4 which a Plan must meet where the Alternative Limitation (described in Section 12.2(b)) is used to meet both the ADP and ACP Tests.

                    (m) "NHCE" or "Non-Highly Compensated Employee". An Employee who is not an HCE.













              12.2  ADP and ACP Tests

                    For each Plan Year, the ADP and ACP for the HCE Group must meet either the Basic or Alternative Limitation when compared to the respective ADP and ACP for the NHCE Group, defined as follows:

                    (a)  B a s ic  Limitation.    The  HCE  Group  Average
                         Percentage may not exceed 1.25 times the NHCE Group Average Percentage.

                    (b)  Alternative  Limitation.    The HCE Group Average
                         Percentage is limited by reference to the NHCE Group Average Percentage as follows:

                          If the NHCE Group        Then the Maximum HCE
                               Average           Group Average Percentage
                            Percentage is:                  is:

                             Less than 2%           2 times NHCE Group
                               2% to 8%                  Average %
                             More than 8%          NHCE Group Average %
                                                          plus 2%
                                                   NA - Basic Limitation
                                                          applies

              12.3  Correction of ADP and ACP Tests

                    If the ADP or ACP Tests are not met, the Administrator shall determine, no later than the end of the next Plan Year, a maximum percentage to be used in place of the calculated percentage for all HCEs that would reduce the ADP and/or ACP for the HCE group by a sufficient amount to meet the ADP and ACP Tests.

                    (a) ADP Correction. Pre-Tax Contributions shall, by the end of the next Plan Year, be refunded (including amounts previously refunded because they exceeded the Contribution Dollar Limit) to the Participant in an amount equal to the actual Deferrals minus the product of the maximum percentage and the HCE's Compensation. Any Matching Contributions attributable to refunded excess Pre-Tax Contributions as described in this
                         Section 12.3(a) shall be deemed a Contribution made by reason of a mistake of fact and removed from the Participant's Account.

                    (b) ACP Correction. Contributions shall, by the end of the next Plan Year, be refunded to the Participant in an amount equal to the actual Contributions minus the product of the maximum percentage and the HCE's Compensation. The e x c ess amounts shall first be taken from unmatched After-Tax Contributions and then as a proportional combination of matched After-Tax and Matching Contributions.

                    (c) Investment Fund Sources. Once the amount of excess Deferrals and/or Contributions is d e termined, and with regard to excess Contributions, allocated by type of Contribution, amounts shall then be taken by type of investment in direct proportion to the market value of the Participant's interest in each Investment Fund (which excludes Participant loans) at the time the correction is made.

                    (d)  Family  Member  Correction.    To  the extent any







                         reduction is necessary with respect to an HCE and his or her Family Members that have been combined and treated for testing purposes as a single Employee, the excess Deferrals and Contributions from the ADP and/or ACP Test shall be prorated among each such Participant in direct proportion to his or her Deferrals or Contributions included in each Test.

              12.4  Multiple Use Test

                    If the Alternative Limitation (defined in Section 12.2) is used to meet both the ADP and ACP Tests, the ADP and ACP for the HCE Group must also comply with the requirements of Code section 401(m)(9). Such Code section requires that the sum of the ADP and ACP for the HCE Group (as determined after any corrections needed to meet the ADP and ACP Tests have been made) not exceed the sum (which produces the most favorable result) of:

                    (a) the Basic Limitation (defined in Section 12.2) applied to either the ADP or ACP for the NHCE Group, and

                    (b) the Alternative Limitation applied to the other NHCE Group percentage.

              12.5  Correction of Multiple Use Test

                    I f t h e multiple use limit is exceeded, the Administrator shall determine a maximum percentage to be used in place of the calculated percentage for all HCEs that would reduce either or both the ADP or ACP for the HCE Group by a sufficient amount to meet the multiple use limit. Any excess shall be handled in the same manner that the distribution of excess Deferrals or Contributions are handled.

              12.6  Adjustment for Investment Gain or Loss

                    Any excess Deferrals or Contributions to be refunded to a Participant in accordance with Section 12.3 or
                    12.5 shall be adjusted for investment gain or loss. Refunds shall not include investment gain or loss for the period between the end of the applicable Plan Year and the date of distribution. However, for Plan Years ending before December 31, 1993, refunds shall include investment gain or loss for the period between the end
                    o f    the  applicable  Plan  Year  and  the  date  of
                    distribution.

























              12.7  Testing Responsibilities and Required Records

                    The Administrator shall be responsible for ensuring that the Plan meets the ADP, ACP and Multiple Use Tests and that the Contribution Dollar Limit is not exceeded. In carrying out its responsibilities, the Administrator shall have sole discretion to limit or reduce Deferrals or Contributions at any time. The A d m inistrator shall maintain records which are sufficient to demonstrate that the ADP, ACP and Multiple Use Tests have been met for each Plan Year for at least as long as the Employer's corresponding tax year is open to audit.

              12.8  Separate Testing

                    (a) Multiple Employers: The determination of HCEs, NHCEs, and the performance of the ADP, ACP and Multiple Use Tests and any corrective action resulting therefrom shall be made separately with regard to the Employees of each Employer (and its Related Companies) that is not a Related Company with the other Employer(s).

                    (b) Collective Bargaining Units: For Plan Years beginning after December 31, 1992, the performance of the ADP Test, and if applicable, the ACP Test and Multiple Use Test and any corrective action resulting therefrom shall be applied separately to Employees who are eligible to participate in the Plan as a result of a collective bargaining agreement.

                    In addition, separate testing may be applied, at the discretion of the Administrator and to the extent permitted under Treasury regulations, to any group of Employees for whom separate testing is permissible.







































         13   MAXIMUM CONTRIBUTION AND BENEFIT LIMITATIONS

              13.1  "Annual Addition" Defined

                    The sum of all amounts allocated to the Participant's A c c o u n t for a Plan Year. Amounts include contributions (except for rollovers or transfers from another qualified plan), forfeitures and, if the Participant is a Key Employee (pursuant to Section 14) for the applicable or any prior Plan Year, medical benefits provided pursuant to Code section 419A(d)(1). For purposes of this Section 13.1, "Account" also includes a Participant's account in all other defined contribution plans currently or previously maintained by any Related Company. The Plan Year refers to the year to which the allocation pertains, regardless of when it was allocated. The Plan Year shall be the Code section 415 limitation year.

              13.2  Maximum Annual Addition

                    The Annual Addition to a Participant's accounts under this Plan and any other defined contribution plan maintained by any Related Company for any Plan Year shall not exceed the lesser of (1) 25% of his or her Taxable Income or (2) the greater of $30,000 or one-quarter of the dollar limitation in effect under Code section 415(b)(1)(A).

              13.3  Avoiding an Excess Annual Addition

                    If, at any time during a Plan Year, the allocation of any additional Contributions would produce an excess Annual Addition for such year, Contributions to be made for the remainder of the Plan Year shall be limited to the amount needed for each affected Participant to receive the maximum Annual Addition.

              13.4  Correcting an Excess Annual Addition

                    Upon the discovery of an excess Annual Addition to a Participant's Account (resulting from forfeitures, a l locations, reasonable error in determining Participant compensation or the amount of elective c o ntributions, or other facts and circumstances acceptable to the Internal Revenue Service) the excess amount (adjusted to reflect investment gains) shall first be returned to the Participant to the extent of his or her After-Tax Contributions, and then to the extent of his or her Pre-Tax Contributions (however to the extent After-Tax and/or Pre-Tax Contributions were matched, the applicable Matching Contributions shall be forfeited in proportion to the returned matched A f ter-Tax and/or Pre-Tax Contributions) and the remaining excess, if any, plus returned Matching Contributions, shall be forfeited by the Participant and used to reduce subsequent Contributions as soon as is administratively feasible.


















              13.5  Correcting a Multiple Plan Excess

                    If a Participant, whose Account is credited with an excess Annual Addition, received allocations to more than one defined contribution plan, the excess shall be corrected by reducing the Annual Addition to this Plan only after all possible reductions have been made to the other defined contribution plans.

              13.6  "Defined Benefit Fraction" Defined

                    The  fraction,  for any Plan Year, where the numerator

                    is the "projected annual benefit" and the denominator is the greater of 125% of the "protected current accrued benefit" or the normal limit which is the lesser of (1) 125% of the maximum dollar limitation provided under Code section 415(b)(1)(A) for the Plan Year or (2) 140% of the amount which may be taken into account under Code section 415(b)(1)(B) for the Plan Year, where a Participant's:

                    (a) "projected annual benefit" is the annual benefit provided by the Plan determined pursuant to Code section 415(e)(2)(A), and

                    (b) "protected current accrued benefit" in a defined benefit plan in existence on (1) July 1, 1982, shall be the accrued annual benefit provided for under Public Law 97-248, section 235(g)(4), as amended, or (2) on May 6, 1986, shall be the accrued annual benefit provided for under Public Law 99-514, section 1106(i)(3).

              13.7  "Defined Contribution Fraction" Defined

                    The fraction where the numerator is the sum of the Participant's Annual Addition for each Plan Year to date and the denominator is the sum of the "annual amounts" for each year in which the Participant has performed service with a Related Company. The "annual amount" for any Plan Year is the lesser of (1) 125% of t h e Code section 415(c)(1)(A) dollar limitation
                    (determined without regard to subsection (c)(6)) in effect for the Plan Year and (2) 140% of the Code section 415(c)(1)(B) amount in effect for the Plan Year, where:


                    (a) each Annual Addition is determined pursuant to the Code section 415(c) rules in effect for such Plan Year, and

                    (b) the numerator is adjusted pursuant to Public Law 97-248, section 235(g)(3), as amended, or Public Law 99-514, section 1106(i)(4).

              13.8  Combined Plan Limits and Correction

                    If a Participant has also participated in a defined benefit plan maintained by a Related Company, the sum of the Defined Benefit Fraction and the Defined Contribution Fraction for any Plan Year may not exceed
                    1.0.    If  the  combined fraction exceeds 1.0 for any

                    Plan Year, the Participant's benefit under any defined b e n efit plan (to the extent it has not been distributed or used to purchase an annuity contract) shall be limited so that the combined fraction does






                    not exceed 1.0 before any defined contribution limits will be enforced.










































































         14   TOP HEAVY RULES

              14.1  Top Heavy Definitions

                    When capitalized, the following words and phrases have the following meanings when used in this Section:

                    (a) "Aggregation Group". The group consisting of each qualified plan of an Employer (and its Related Companies) (1) in which a Key Employee is a participant or was a participant during the determination period (regardless of whether such plan has terminated), or (2) which enables a n o t h er plan in the group to meet the requirements of Code sections 401(a)(4) and 410(b). The Employer may also treat any other qualified plan as part of the group if the group would continue to meet the requirements of Code sections 401(a)(4) and 410(b) with such plan being taken into account.

                    (b) "Determination Date". The last Trade Date of the preceding Plan Year or, in the case of the Plan's first year, the last Trade Date of the first Plan Year.

                    (c) "Key Employee". A current or former Employee (or his or her Beneficiary) who at any time during the five year period ending on the Determination

                         Date was:

                         (1) an officer of a Related Company whose Compensation (i) exceeds 50% of the amount in effect under Code section 415(b)(1)(A) and (ii) places him within the following highest paid group of officers:


                                    Number of               Number of
                                    Employees             Highest Paid
                               not Excluded Under       Officers Included
                                      Code
                                Section 414(q)(8)

                                  Less than 30                  3
                                    30 to 500           10% of the number
                                                               of
                                                          Employees not
                                                            excluded
                                  More than 500        under Code section
                                                            414(q)(8)
                                                               50

                         (2)  a more than 5% Owner,

                         (3) a more than 1% Owner whose Compensation exceeds $150,000, or

                         (4) a more than 0.5% Owner who is among the 10 Employees owning the largest interest in a

                              R e lated Company and whose Compensation exceeds the amount in effect under Code section 415(c)(1)(A).










                    (d) "Plan Benefit". The sum as of the Determination Date of (1) an Employee's Account, (2) the present value of his or her other accrued benefits provided by all qualified plans within the Aggregation Group, and (3) the aggregate distributions made within the five year period ending on such date. Plan Benefits shall exclude rollover contributions and plan to plan transfers made after December 31, 1983 which are both employee initiated and from a plan maintained by a non-related employer.

                    (e) "Top Heavy". The Plan's status when the Plan Benefits of Key Employees account for more than 60% of the Plan Benefits of all Employees who have performed services at any time during the five year period ending on the Determination Date. The Plan Benefits of Employees who were, but are no longer, Key Employees (because they have not been an officer or Owner during the five year period), are excluded in the determination.

              14.2  Special Contributions

                    (a) Minimum Contribution Requirement. For each Plan Year in which the Plan is Top Heavy, the Employer shall not allow any contributions (other than a Rollover Contribution) to be made by or on behalf of any Key Employee unless the Employer makes a contribution (other than Pre-Tax and Matching Contributions) on behalf of all Participants who were Eligible Employees as of the last day of the Plan Year in an amount equal to at least 3% of each such Participant's Taxable Income. The Administrator shall remove any such contributions

                         (including applicable investment gain or loss) credited to a Key Employee's Account in violation of the foregoing rule and return them to the Employer or Employee to the extent permitted by the Limited Return of Contributions paragraph of
                         Section 18.

                    (b) Overriding Minimum Benefit. Notwithstanding, contributions shall be permitted on behalf of Key Employees if the Employer also maintains a defined benefit plan which automatically provides a benefit which satisfies the Code section 416(c)(1) minimum benefit requirements, including the adjustment provided in Code section 416(h)(2)(A), if applicable. If this Plan is part of an aggregation group in which a Key Employee is receiving a benefit and no minimum is provided in any other plan, a minimum contribution of at least 3% of Taxable Income shall be provided to the Employees specified in the preceding paragraph of this plan. In addition, the Employer may offset a defined benefit minimum by contributions (other than Pre-Tax and Matching Contributions) made to this Plan.

              14.3  Adjustment to Combined Limits for Different Plans

                    For each Plan Year in which the Plan is Top Heavy, 100% shall be substituted for 125% in determining the Defined Benefit Fraction and the Defined Contribution







                    Fraction.


         15   PLAN ADMINISTRATION

              15.1  Plan Delineates Authority and Responsibility

                    P l a n fiduciaries include the Company, the Administrator, the Committee and/or the Trustee, as applicable, whose specific duties are delineated in this Plan and Trust. In addition, Plan fiduciaries also include any other person to whom fiduciary duties or responsibility is delegated with respect to the Plan. Any person or group may serve in more than one fiduciary capacity with respect to the Plan. To the extent permitted under ERISA section 405, no fiduciary shall be liable for a breach by another fiduciary.

              15.2  Fiduciary Standards

                    Each fiduciary shall:

                    (a) discharge his or her duties in accordance with this Plan and Trust to the extent they are consistent with ERISA;

                    (b) use that degree of care, skill, prudence and diligence that a prudent person acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims;

                    (c) act with the exclusive purpose of providing benefits to Participants and their Beneficiaries, and defraying reasonable expenses of administering the Plan;

                    (d) diversify Plan investments, to the extent such f i duciary is responsible for directing the investment of Plan assets, so as to minimize the r i s k of large losses, unless under the circumstances it is clearly prudent not to do so; and

                    (e)  treat   similarly   situated   Participants   and
                         Beneficiaries in a uniform and nondiscriminatory manner.

              15.3  Company is ERISA Plan Administrator

                    The Company is the plan administrator, within the meaning of ERISA section 3(16), which is responsible for compliance with all reporting and disclosure requirements, except those that are explicitly the responsibility of the Trustee under applicable law. The Administrator and/or Committee shall have any necessary authority to carry out such functions t h rough the actions of the Administrator, duly a p p ointed officers of the Company, and/or the Committee.
















              15.4  Administrator Duties

                    T h e Administrator shall have the discretionary authority to construe this Plan and Trust, other than the provisions which relate to the Trustee, and to do all things necessary or convenient to effect the intent and purposes of the Plan, whether or not such powers are specifically set forth in this Plan and T r u s t. Actions taken in good faith by the Administrator shall be conclusive and binding on all interested parties, and shall be given the maximum possible deference allowed by law. In addition to the duties listed elsewhere in this Plan and Trust, the Administrator's authority shall include, but not be limited to, the discretionary authority to:

                    (a) determine who is eligible to participate, if a contribution qualifies as a rollover contribution, the allocation of Contributions, and the eligibility for loans, withdrawals and distributions;

                    (b) provide each Participant with a summary plan description no later than 90 days after he or she has become a Participant (or such other period permitted under ERISA section 104(b)(1)), as well as informing each Participant of any material modification to the Plan in a timely manner;

                    (c) make a copy of the following documents available to Participants during normal work hours: this Plan and Trust (including subsequent amendments), all annual and interim reports of the Trustee related to the entire Plan, the latest annual report and the summary plan description;

                    (d)  determine  the  fact of a Participant's death and
                         o f any Beneficiary's right to receive the deceased Participant's interest based upon such proof and evidence as it deems necessary;

                    (e) establish and review at least annually a funding policy bearing in mind both the short-run and long-run needs and goals of the Plan. To the e x t e nt Participants may direct their own investments, the funding policy shall focus on w h i c h Investment Funds are available for Participants to use; and

                    (f) a d j u dicate claims pursuant to the claims procedure described in Section 18.

              15.5  Advisors May be Retained

                    The Administrator may retain such agents and advisors (including attorneys, accountants, actuaries, consultants, record keepers, investment counsel and administrative assistants) as it considers necessary to assist it in the performance of its duties. The Administrator shall also comply with the bonding requirements of ERISA section 412.















              15.6  Delegation of Administrator Duties

                    The Company, as Administrator of the Plan, has appointed a Committee to administer the Plan on its behalf. The Company shall provide the Trustee with the names and specimen signatures of any persons authorized to serve as Committee members and act as or on its behalf. Any Committee member appointed by the Company shall serve at the pleasure of the Company, but may resign by written notice to the Company. Committee members shall serve without compensation from the Plan for such services. Except to the extent that the Company otherwise provides, any delegation of duties to a Committee shall carry with it the full d i scretionary authority of the Administrator to complete such duties.

              15.7  Committee Operating Rules

                    (a)  Actions  of  Majority.   Any act delegated by the
                         Company to the Committee may be done by a majority of its members. The majority may be expressed by a vote at a meeting or in writing without a meeting, and a majority action shall be equivalent to an action of all Committee members.

                    (b) Meetings. The Committee shall hold meetings upon such notice, place and times as it determines necessary to conduct its functions properly.

                    (c) Reliance by Trustee. The Committee may authorize one or more of its members to execute documents on its behalf and may authorize one or more of its members or other individuals who are not members to give written direction to the Trustee in the performance of its duties. The Committee shall provide such authorization in writing to the Trustee with the name and specimen signatures of any person authorized to act on its behalf. The Trustee shall accept such direction and rely upon it until notified in writing that the Committee has revoked the authorization to give such direction. The Trustee shall not be deemed to be on notice of any change in the membership of the Committee, parties authorized to direct the Trustee in the performance of its duties, or the duties delegated to and by the Committee until notified in writing.




























         16   MANAGEMENT OF INVESTMENTS

              16.1  Trust Agreement

                    All Plan assets shall be held by the Trustee in trust, in accordance with those provisions of this Plan and Trust which relate to the Trustee, for use in providing Plan benefits and paying Plan expenses not paid directly by the Employer. Plan benefits will be drawn solely from the Trust and paid by the Trustee as directed by the Administrator. Notwithstanding, the Administrator may appoint, with the approval of the Trustee, another trustee to hold and administer Plan assets which do not meet the requirements of Section 16.2.

              16.2  Investment Funds

                    The Administrator is hereby granted authority to direct the Trustee to invest Trust assets in one or more Investment Funds. The number and composition of Investment Funds may be changed from time to time, without the necessity of amending this Plan and Trust document. The Trustee may establish reasonable limits on the number of Investment Funds as well as the acceptable assets for any such Investment Fund. Each of the Investment Funds may be comprised of any of the following:

                    (a)  s h ares  of  a  registered  investment  company,
                         whether or not the Trustee or any of its affiliates is an advisor to, or other service provider to, such company;

                    (b) collective investment funds maintained by the Trustee, or any other fiduciary to the Plan, which are available for investment by trusts which are qualified under Code sections 401(a) and 501(a);

                    (c) individual equity and fixed income securities which are readily tradeable on the open market;

                    (d) guaranteed investment contracts issued by a bank or insurance company;

                    (e)  interest bearing deposits of the Trustee; and

                    (f)  Company Stock.

                    Any Investment Fund assets invested in a collective i n v estment fund, shall be subject to all the p r o visions of the instruments establishing and governing such fund. These instruments, including any subsequent amendments, are incorporated herein by reference.




















              16.3  Authority to Hold Cash

                    The Trustee shall have the authority to cause the investment manager of each Investment Fund to maintain sufficient deposit or money market type assets in each Investment Fund to handle the Fund's liquidity and disbursement needs. Each Participant's and Beneficiary's Sweep Account, which is used to hold assets pending investment or disbursement, shall consist of interest bearing deposits of the Trustee.

              16.4  Trustee to Act Upon Instructions

                    The Trustee shall carry out instructions to invest assets in the Investment Funds as soon as practicable a f t er such instructions are received from the Administrator, Participants, or Beneficiaries. Such instructions shall remain in effect until changed by the Administrator, Participants or Beneficiaries.

              16.5 Administrator Has Right to Vote Registered Investment Company Shares

                    The Administrator shall be entitled to vote proxies or exercise any shareholder rights relating to shares held on behalf of the Plan in a registered investment company. Notwithstanding, the authority to vote proxies and exercise shareholder rights related to such shares held in a Custom Fund is vested as provided otherwise in Section 16.

              16.6  Custom Fund Investment Management

                    The Administrator may designate, with the consent of the Trustee, an investment manager for any Investment Fund established by the Trustee solely for Participants of this Plan (a "Custom Fund"). The investment manager may be the Administrator, Trustee or an investment manager pursuant to ERISA section 3(38). The Administrator shall advise the Trustee in writing of the appointment of an investment manager and shall cause the investment manager to acknowledge to the Trustee in writing that the investment manager is a fiduciary to the Plan.

                    A Custom Fund shall be subject to the following:

                    (a) Guidelines. Written guidelines, acceptable to the Trustee, shall be established for a Custom Fund. If a Custom Fund consists solely of collective investment funds or shares of a registered investment company (and sufficient deposit or money market type assets to handle the Fund's liquidity and disbursement needs), its' u n derlying instruments shall constitute the guidelines.

                    (b) Authority of Investment Manager. The investment manager of a Custom Fund shall have the authority to vote or execute proxies, exercise shareholder rights, manage, acquire, and dispose of Trust assets. Notwithstanding, the authority to vote proxies and exercise shareholder rights related to shares of Company Stock held in a Custom Fund is vested as provided otherwise in Section 16.

                    (c) Custody and Trade Settlement. Unless otherwise expressly agreed to by the Trustee, the Trustee shall maintain custody of all Custom Fund assets and be responsible for the settlement of all






                         Custom Fund trades. For purposes of this section, shares of a collective investment fund, shares of a registered investment company and guaranteed investment contracts issued by a bank or insurance company, shall be regarded as the Custom Fund assets instead of the underlying assets of such instruments.

                    (d) Limited Liability of Co-Fiduciaries. Neither the Administrator nor the Trustee shall be obligated to invest or otherwise manage any Custom Fund assets for which the Trustee or Administrator is n o t the investment manager nor shall the Administrator or Trustee be liable for acts or omissions with regard to the investment of such assets except to the extent required by ERISA.

              16.7  Authority to Segregate Assets

                    The Company may direct the Trustee to split an Investment Fund into two or more funds in the event any assets in the Fund are illiquid or the value is not readily determinable. In the event of such segregation, the Company shall give instructions to the Trustee on what value to use for the split-off assets, and the Trustee shall not be responsible for confirming such value.

              16.8  Maximum Permitted Investment in Company Stock

                    If the Company provides for a Company Stock Fund the Fund may be comprised entirely of Company Stock and the Fund may be as large as necessary to comply with Participants' and Beneficiaries' investment elections, if the Company Stock Fund is authorized as an Investment Fund available to Participants, as well the total investment of Participants' and Beneficiaries' Matching Accounts.

              16.9  Participants  Have  Right  to  Vote and Tender Company
                    Stock

                    Each Participant or Beneficiary shall be entitled to instruct the Trustee as to the voting or tendering of any full or partial shares of Company Stock held on his or her behalf in the Company Stock Fund. Prior to such voting or tendering of Company Stock, each Participant or Beneficiary shall receive a copy of the proxy solicitation or other material relating to such vote or tender decision and a blank form for the Participant or Beneficiary to complete which confidentially instructs the Trustee to vote or tender s u c h shares in the manner indicated by the Participants or Beneficiaries. Upon receipt of such instructions, the Trustee shall act with respect to such shares as instructed. The Administrator shall instruct the Trustee with respect to how to vote or tender any shares for which instructions are not received from Participants or Beneficiaries.

















              16.10      Registration and Disclosure for Company Stock

                    The Administrator shall be responsible for determining the applicability (and, if applicable, complying with) the requirements of the Securities Act of 1933, as amended, the California Corporate Securities Law of 1968, as amended, and any other applicable blue sky law. The Administrator shall also specify what restrictive legend or transfer restriction, if any, is required to be set forth on the certificates for the securities and the procedure to be followed by the Trustee to effectuate a resale of such securities.
































































         17   TRUST ADMINISTRATION

              17.1  Trustee to Construe Trust

                    The Trustee shall have the discretionary authority to construe those provisions of this Plan and Trust which relate to the Trustee and to do all things necessary or convenient to the administration of the Trust, whether or not such powers are specifically set forth in this Plan and Trust. Actions taken in good faith by the Trustee shall be conclusive and binding on all interested parties, and shall be given the maximum possible deference allowed by law.

              17.2  Trustee To Act As Owner of Trust Assets

                    Subject to the specific conditions and limitations set forth in this Plan and Trust, the Trustee shall have all the power, authority, rights and privileges of an absolute owner of the Trust assets and, not in limitation but in amplification of the foregoing, may:

                    (a) receive, hold, manage, invest and reinvest, sell, t e nder, exchange, dispose of, encumber, h y pothecate, pledge, mortgage, lease, grant options respecting, repair, alter, insure, or distribute any and all property in the Trust;

                    (b) borrow money, participate in reorganizations, pay calls and assessments, vote or execute proxies, exercise subscription or conversion privileges, exercise options and register any securities in the Trust in the name of the nominee, in federal book entry form or in any other form as will permit title thereto to pass by delivery;

                    (c) renew, extend the due date, compromise, arbitrate, adjust, settle, enforce or foreclose, by judicial proceedings or otherwise, or defend against the same, any obligations or claims in favor of or against the Trust; and

                    (d) lend, through a collective investment fund, any securities held in such collective investment fund to brokers, dealers or other borrowers and to permit such securities to be transferred into the name and custody and be voted by the borrower or others.

              17.3  United States Indicia of Ownership

                    T h e Trustee shall not maintain the indicia of ownership of any Trust assets outside the jurisdiction of the United States, except as authorized by ERISA section 404(b).





















              17.4  Tax Withholding and Payment

                    (a) Withholding. Effective for taxable distributions made on or before December 31, 1992 the Trustee shall calculate and withhold federal (and, if applicable, state) income taxes in accordance w i t h a Participant's withholding election. Effective for taxable distributions made after December 31, 1992, the Trustee shall calculate and withhold federal (and, if applicable, state) income taxes with regard to any Eligible Rollover Distribution that is not paid as a Direct
                         Rollover. With regard to any taxable distribution that is not an Eligible Rollover
                         Distribution, the Trustee shall calculate and withhold federal (and, if applicable, state) income taxes in accordance with the Participant's withholding election.

                    (b) Taxes Due From Investment Funds. The Trustee shall pay from the Investment Fund any taxes or assessments imposed by any taxing or governmental authority on such Fund or its income, including related interest and penalties.

              17.5  Trustee Duties and Limitations

                    Unless otherwise agreed to by the Trustee, the Trustee's duties shall be confined to construing the terms of the Plan and Trust as they relate to the Trustee, receiving funds on behalf of and making payments  from  the  Trust,  safeguarding  and valuing
                    Trust assets, and investing and reinvesting Trust assets in the Investment Funds as directed by the Administrator or Participants. The Trustee shall have no duty or authority to ascertain whether Contributions are in compliance with the Plan, to enforce collection or to compute or verify the accuracy or adequacy or any amount to be paid to it by the Employer. The Trustee shall not be liable for the proper application of any part of the Trust with respect to any disbursement made at the direction of the Administrator.

              17.6  Trust Accounting

                    (a) A n nual Report. Within 60 days (or other reasonable period) following the close of the
                         P l a n Year, the Trustee shall provide the Administrator with an annual accounting of Trust a s s ets and information to assist the Administrator in meeting ERISA's annual reporting and audit requirements.

                    (b) Periodic Reports. The Trustee shall maintain records and provide sufficient reporting to allow the Administrator to properly monitor the Trust's assets and activity.

                    (c) Administrator Approval. Approval of any Trustee accounting will automatically occur 90 days after s u c h accounting has been received by the Administrator, unless the Administrator files a written objection with the Trustee within such time period. Such approval shall be final as to all matters and transactions stated or shown therein and binding upon the Administrator.





















































































              17.7  Valuation of Certain Assets

                    If the Trustee determines the Trust holds any asset which is not readily tradable and listed on a national securities exchange registered under the Securities Exchange Act of 1934, as amended, the Trustee may engage a qualified independent appraiser to determine the fair market value of such property, and the appraisal fees shall be paid from the Investment Fund containing the asset.

              17.8  Legal Counsel

                    The Trustee may consult with legal counsel of its choice, including counsel for the Employer or counsel of the Trustee, upon any question or matter arising under this Plan and Trust. When relied upon by the Trustee, the opinion of such counsel shall be evidence that the Trustee has acted in good faith.

              17.9  Fees and Expenses

                    The Trustee's fees for its services as Trustee shall be such as may be mutually agreed upon by the Company and the Trustee. Trustee fees and all reasonable expenses of counsel and advisors retained by the Trustee shall be paid in accordance with Section 6.

















































         18   RIGHTS, PROTECTION, CONSTRUCTION AND JURISDICTION

              18.1  Plan Does Not Affect Employment Rights

                    The Plan does not provide any employment rights to any Employee. The Employer expressly reserves the right to discharge an Employee at any time, with or without cause, without regard to the effect such discharge would have upon the Employee's interest in the Plan.

              18.2  Limited Return of Contributions

                    Except as provided in this paragraph, (1) Plan assets shall not revert to the Employer nor be diverted for any purpose other than the exclusive benefit of
                    P a rticipants or their Beneficiaries; and (2) a Participant's vested interest shall not be subject to divestment. As provided in ERISA section 403(c)(2), the actual amount of a Contribution made by the Employer (or the current value of the Contribution if a net loss has occurred) may revert to the Employer if:

                    (a) such Contribution is made by reason of a mistake of fact;

                    (b)  initial  qualification  of  the  Plan  under Code
                         section 401(a) is not received and a request for such qualification is made within the time
                         p r e scribed under Code section 401(b) (the existence of and Contributions under the Plan are hereby conditioned upon such qualification); or

                    (c) such Contribution is not deductible under Code s e ction 404 (such Contributions are hereby conditioned upon such deductibility) in the taxable year of the Employer for which the Contribution is made.

                    The reversion to the Employer must be made (if at all) within one year of the mistaken payment of the Contribution, the date of denial of qualification, or the date of disallowance of deduction, as the case may be. A Participant shall have no rights under the Plan with respect to any such reversion.

              18.3  Assignment and Alienation

                    As provided by Code section 401(a)(13) and to the extent not otherwise required by law, no benefit provided by the Plan may be anticipated, assigned or alienated, except:

                    (a) to create, assign or recognize a right to any benefit with respect to a Participant pursuant to a QDRO, or

                    (b) to use a Participant's vested Account balance as security for a loan from the Plan which is permitted pursuant to Code section 4975.
















              18.4  Facility of Payment

                    If a Plan benefit is due to be paid to a minor or if the Administrator reasonably believes that any payee is legally incapable of giving a valid receipt and discharge for any payment due him or her, the Administrator shall have the payment of the benefit, or any part thereof, made to the person (or persons or institution) whom it reasonably believes is caring for or supporting the payee, unless it has received due notice of claim therefor from a duly appointed guardian or conservator of the payee. Any payment shall to the extent thereof, be a complete discharge of any liability under the Plan to the payee.

              18.5  Reallocation of Lost Participant's Accounts

                    If the Administrator cannot locate a person entitled to payment of a Plan benefit after a reasonable search, the Administrator may at any time thereafter treat such person's Account as forfeited and use such amount to offset any Employer Contributions. If such person subsequently presents the Administrator with a valid claim for the benefit, such person shall be paid the amount treated as forfeited, plus the interest that would have been earned in the Sweep Account to the date of determination. The Administrator shall p a y the amount through an additional Employer Contribution.

              18.6  Claims Procedure

                    (a) Right to Make Claim. An interested party who disagrees with the Administrator's determination of his or her right to Plan benefits must submit a written claim and exhaust this claim procedure before legal recourse of any type is sought. The claim must include the important issues the interested party believes support the claim. The Administrator, pursuant to the authority provided in this Plan, shall either approve or deny the claim.

                    (b) Process for Denying a Claim. The Administrator's partial or complete denial of an initial claim must include an understandable, written response covering (1) the specific reasons why the claim is being denied (with reference to the pertinent Plan provisions) and (2) the steps necessary to perfect the claim and obtain a final review.

                    (c) A p p eal of Denial and Final Review. The interested party may make a written appeal of the Administrator's initial decision, and the Administrator shall respond in the same manner and form as prescribed for denying a claim initially.



















                    (d)  Time  Frame.    The  initial  claim,  its review,
                         appeal and final review shall be made in a timely fashion, subject to the following time table:

                                                           Days to Respond
                         Action                           From Last Action

                         Administrator determines benefit               NA
                         Interested party files initial request    60 days
                         Administrator's initial decision          90 days

                         Interested party requests final review    60 days
                         Administrator's final decision            60 days

                         However, the Administrator may take up to twice the maximum response time for its initial and final review if it provides an explanation within the normal period of why an extension is needed and when its decision will be forthcoming.

              18.7  Construction

                    Headings are included for reading convenience. The text shall control if any ambiguity or inconsistency exists between the headings and the text. The singular and plural shall be interchanged wherever

                    appropriate.   References to Participant shall include
                    Beneficiary when appropriate and even if not otherwise already expressly stated.

              18.8  Jurisdiction and Severability

                    The Plan and Trust shall be construed, regulated and administered under ERISA and other applicable federal laws and, where not otherwise preempted, by the laws of the State of California. If any provision of this Plan and Trust shall become invalid or unenforceable, t h a t fact shall not affect the validity or enforceability of any other provision of this Plan and Trust. All provisions of this Plan and Trust shall be so construed as to render them valid and enforceable in accordance with their intent.

              18.9  Indemnification by Employer

                    The Employers hereby agree to indemnify all Plan fiduciaries against any and all liabilities resulting from any action or inaction, (including a Plan termination in which the Company fails to apply for a favorable determination from the Internal Revenue Service with respect to the qualification of the Plan upon its termination), in relation to the Plan or Trust (1) including (without limitation) expenses reasonably incurred in the defense of any claim relating to the Plan or its assets, and amounts paid in any settlement relating to the Plan or its assets, but (2) excluding liability resulting from actions or inactions made in bad faith, or resulting from the negligence or willful misconduct of the Trustee. The Company shall have the right, but not the obligation, to conduct the defense of any action to which this Section applies. The Plan fiduciaries are not entitled to indemnity from the Plan assets relating to any such action.









         19   AMENDMENT, MERGER AND TERMINATION

              19.1  Amendment

                    The Company reserves the right to amend this Plan and Trust at any time, to any extent and in any manner it may deem necessary or appropriate. The Company (and not the Trustee) shall be responsible for adopting any amendments necessary to maintain the qualified status of this Plan and Trust under Code sections 401(a) and

                    501(a). The Administrator shall have the authority to a d opt Plan and Trust amendments which have no substantial adverse financial impact upon an Employer or the Plan. All interested parties shall be bound by any amendment, provided that no amendment shall:

                    (a)  become  effective until it is accepted in writing
                         by   the  Trustee  (which  acceptance  shall  not
                         unreasonably be withheld);

                    (b) except to the extent permissible under ERISA and the Code, make it possible for any portion of the Trust assets to revert to an Employer or to be used for, or diverted to, any purpose other than for the exclusive benefit of Participants and

                         Beneficiaries entitled to Plan benefits and to defray reasonable expenses of administering the Plan;

                    (c) decrease the rights of any Employee to benefits accrued (including the elimination of optional forms of benefits) to the date on which the amendment is adopted, or if later, the date upon which the amendment becomes effective, except to the extent permitted under ERISA and the Code; nor

                    (d) permit an Employee to be paid the balance of his or her Pre-Tax Account unless the payment would otherwise be permitted under Code section 401(k).

              19.2  Merger

                    This Plan and Trust may not be merged or consolidated with, nor may its assets or liabilities be transferred t o , another plan unless each Participant and Beneficiary would, if the resulting plan were then terminated, receive a benefit just after the merger, consolidation or transfer which is at least equal to the benefit which would be received if either plan had terminated just before such event.

              19.3  Plan Termination


                    The Company may, at any time and for any reason, t e r m inate the Plan, or completely discontinue contributions. Upon either of these events, or in the event of a partial termination of the Plan within the meaning of Code section 411(d)(3), the Accounts of e a c h affected Employee shall be fully vested.
                    D i s t ributions or withdrawals will be made in accordance with the terms of the Plan as in effect at the time of the Plan's termination or as thereafter amended provided that a post-termination amendment will not be effective to the extent that it violates


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                    Section  19.1  unless  it  is  required  in  order  to
                    maintain  the  qualified  status  of the Plan upon its
                    termination.    The Trustee's and Employer's authority
                    shall continue beyond the Plan's termination date until all Trust assets have been liquidated and distributed.

              19.4  Termination of Employer's Participation

                    Any Employer may terminate its Plan participation upon

                    written notice executed by the Employer and delivered to the Company. Upon the Employer's request, the Company may instruct the Trustee and Administrator to spin off all affected Accounts and underlying assets into a separate qualified plan under which the Employer shall assume the powers and duties of the Company. Alternatively, the Company may treat the event as a partial termination described above or continue to maintain the Accounts under the Plan.

              19.5  Replacement of the Trustee

                    The Trustee may resign as Trustee under this Plan and Trust or may be removed by the Company at any time upon at least 90 days written notice (or less if agreed to by both parties). In such event, the Company shall appoint a successor trustee by the end of the notice period. The successor trustee shall then succeed to all the powers and duties of the Trustee under this Plan and Trust. If no successor trustee has been named by the end of the notice period, the Company's chief executive officer shall become the trustee, or if he or she declines, the Trustee may petition the court for the appointment of a successor trustee.

              19.6  Final Settlement and Accounting of Trustee

                    (a)  Final Settlement.  As soon as is administratively

                         feasible after its resignation or removal as Trustee, the Trustee shall transfer to the successor trustee all property currently held by the Trust. However, the Trustee is authorized to reserve such sum of money as it may deem a d visable for payment of its accounts and expenses in connection with the settlement of its accounts or other fees or expenses payable by the Trust. Any balance remaining after payment of such fees and expenses shall be paid to the successor trustee.

                    (b)  Final  Accounting.    The Trustee shall provide a
                         final  accounting  to the Administrator within 90

                         days of the date Trust assets are transferred to the successor trustee.

                    (c) Administrator Approval. Approval of the final accounting will automatically occur 90 days after s u c h accounting has been received by the Administrator, unless the Administrator files a written objection with the Trustee within such time period. Such approval shall be final as to all matters and transactions stated or shown therein and binding upon the Administrator.








                           APPENDIX A - INVESTMENT FUNDS


         I.   Investment Funds Available

              The   Investment   Funds   offered   to   Participants   and
              Beneficiaries as of the Execution Date include this set of daily valued funds:


                         Category           Funds

                         Income             Income Accumulation

                         Balanced           Asset Allocation

                         Equity             S&P 500 Stock


         II.  Default Investment Fund

              The default Investment Fund as of the Execution Date is the Income Accumulation Fund.


         III. Contribution Accounts For Which Investment is Restricted

              A Participant or Beneficiary may direct the investment of h i s or her entire Account except for the following Contribution Accounts, and except as otherwise provided in
              Section 7, which shall be invested as of the Effective Date as follows:

                         Matching           Company Stock Fund


         IV. M a ximum Percentage Restrictions Applicable to Certain Investment Funds

              As of the Effective Date, there are no maximum percentage restrictions applicable to any Investment Funds.



































                   APPENDIX B - PAYMENT OF PLAN FEES AND EXPENSES


         As of the Effective Date, payment of Plan fees and expenses shall be as follows:

         1) Investment Management Fees: These are paid by Participants in that management fees reduce the investment return reported and credited to Participants, except that the Employer shall pay the fees related to the Company Stock Fund. These are paid by the Employer on a quarterly basis.

         2) Recordkeeping Fees: These are paid by the Employer on a quarterly basis.

         3)   Loan   Fees:    A  $3.50  per  month  fee  is  assessed  and
              b i l led/collected quarterly from the Account of each Participant who has an outstanding loan balance.

         4) Investment Fund Election Changes: For each Investment Fund election change by a Participant, in excess of 4 changes per year, a $10 fee will be assessed and billed/collected quarterly from the Participant's Account.

         5) Additional Fees Paid by Employer: All other Plan related fees and expenses shall be paid by the Employer. To the extent that the Administrator later elects that any such fees shall be borne by Participants, estimates of the fees shall be determined and reconciled, at least annually, and the fees will be assessed monthly and billed/collected from Accounts quarterly.













































                          APPENDIX C - LOAN INTEREST RATE


         A s   of  the  Effective  Date,  the  interest  rate  charged  on
         Participant loans shall be equal to the U.S. Treasury rate for a note of the same maturity, plus 3%.

         The rate may be determined once for all loans made in a month, and the maturity may be determined to the nearest year.





























































